SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 4
                                       to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HouseHold Direct, Inc.
                      (Formerly HouseHold Direct.com, Inc.)
                 (Name of small business issuer in its charter)
                                     9995
  Delaware
(State or other                                                       51-0388634
jurisdiciton of           (Primary Standard Industrial          (I.R.S. Employer
incorporation or          Classification Code Number)     Identification Number)
organization)

                   3 Glen Road, Sandy Hook, Connecticut 06482
                                 (203) 426-2312
                         (Address and telephone number of
                     registrant's principal executive offices)

                     John Folger,  Chief Executive Officer

                   3 Glen Road, Sandy Hook, Connecticut 06482
                                 (203) 426-2312
                         (Name, address and telephone number
                               of agent of service)

                                   Copies to:
    Craig G. Ongley                                       Joseph B. LaRocco
    McCue & Lee, P.C.                                49 Locust Avenue, Suite 107
    14135 Midway Road, Suite 250                   New Canaan, Connecticut 06840
    Addison, Texas 75001

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed     Proposed Maximum
    Title of Each                     Maximum      Aggregate           Amount of
 Class of Securities   Amount to be   Offering     Offering Price   Registration
  To Be Registered      Registered    Price Per            (1)           Fee
                                      Security (1)
--------------------------------------------------------------------------------
Common stock, par
value $0.001 per share  10,000,000(1) $1.00 (1)(2)  $10,000,000(3)     $2,500.00
--------------------------------------------------------------------------------
Common stock, par
value $0.001 per share   6,037,500(4)   $0.064 (1)     $386,400(4)        $97.00
--------------------------------------------------------------------------------
Common stock, par
value $0.001 per share   8,400,000(5)     $1.00(1)     $8,400,000      $2,100.00
--------------------------------------------------------------------------------
Common stock, par
value $0.001 per share   7,600,000(6)       $0.00           $0.00          $0.00
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. Represents shares which may be issued pursuant to our equity line of credit agreement with Dutchess Private Equities Fund, L.P. The number of shares of common stock issued will vary based on the purchase price per share.

(2) The price per common share will vary based on the bid prices of our common stock as reported on the Bulletin Board during the valuation periods provided in the private equity line investment agreement described in the registration statement. The purchase price will be equal to 91% of the average lowest three
(3) closing bid prices during the ten (10) trading days following the "put." The agreement allows us to sell shares to Thomas Kelly and Dutchess Private Equities Fund, L.P. over a period of 36 months from the date of the agreement.

(3) This amount represents the maximum purchase price that Dutchess Private Equities Fund, L.P. may pay to us under the private equity line investment agreement. The maximum net proceeds we can receive is $10,000,000, or less.

(4) This amount represents the maximum exercise price we believe that Thomas Kelly will pay to us in the event he would choose to convert debentures issued to him and to exercise certain warrants issued to him and purchase up to 6,037,500 shares of our common stock. The warrants may be exercised upon notice at anytime until they expire one year from their issue date.

(5) Sprout Investments, LLC has entered into a subscription agreement with HouseHold whereby they have agreed to buy up to 8,400,000 shares of our common stock at a purchase price equal to 90% of the average lowest three closing bid prices during the five trading days prior to the day we give Sprout notice of our desire to sell shares. The number of shares we can sell to Sprout at any time is limited to 15% of the daily average shares traded for the 20 trading days prior to the date of HouseHold's put notice. A description of the material terms of the subscription agreement appear in this registration statement.

(6) These shares are shares to be registered and sold by certain selling stockholders described in the registration statement from which the company will not receive any benefit.

(7) The Registrant will amend, from time to time, this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a) may determine.





                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2002

                                32,037,500 SHARES

                             HOUSEHOLD DIRECT, INC.

                                  COMMON STOCK

     All of the shares of common stock, $.001 par value, (the "Common Stock") offered hereby (the "Offering") are being sold by certain shareholders who are registering up to thirty two million thirty seven thousand five hundred (32,037,500) shares of common stock as part of a private equity line investment agreement, certain warrants issued under the terms of a debenture, the conversion of said debenture into common shares of the company, and a subscription agreement. This prospectus may be used only in connection with the resale of 32,037,500 shares of common stock of HouseHold Direct, Inc. by the selling stockholders listed on page 10 of this prospectus.

     With respect to the private equity line investment agreement we describe in this Agreement and the subscription agreement in this registration statement, Thomas Kelly, Dutchess Private Equities Fund, LP, and Sprout Investments, LLC are underwriters.

     Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "BYIT." On January 14, 2002, the low and high bid prices for the common stock on the Bulletin Board were $0.0125 and $0.016, respectively.

     INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS DUE TO OUR CURRENT FINANCIAL CONDITION. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                THE DATE OF THIS PROSPECTUS IS FEBRUARY 05, 2002.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                                TABLE OF CONTENTS

                                                                     Page No.

Prospectus Summary............................................................1

Risk Factors..................................................................3

Use of Proceeds...............................................................7

Determination of Offering Price...............................................7

Dilution......................................................................9

Selling Security Holders.....................................................10

Plan of Distribution.........................................................10

Legal Proceedings............................................................12

Directors, Executive Officers, Promoters and Control Persons.................12

Security Ownership of Certain Beneficial Owners and Management...............13

Description of Securities....................................................14

Disclosure of Commission Position on
 Indemnification  for  Securities  Act  Liabilities..........................14

Description of Business......................................................15

Management's Discussion and Analysis or Plan of Operation.....................20

Description  of  Property....................................................23

Certain Relationships and Related Transactions...............................23

Market for Common Equity and Related Stockholder Matters.....................23

Executive Compensation.......................................................25

Special Note on Forward Looking Statements...................................25

Financial Statements.........................................................F1






                            PROSPECTUS SUMMARY



     This summary highlights information about the offering and HouseHold Direct, Inc. which we believe will be important to you. You should read the entire prospectus including the financial statements for a complete understanding of our business and this offering.

                              The Company

     HouseHold Direct, Inc. ("HouseHold") was formed in 1992 and is engaged in the development, promotion, marketing and sales of memberships in a "wholesale buying club" to the general public. Up to the date of this prospectus, we have primarily been in a development stage where we have created our business plan and acquired the necessary expertise and personnel we believe essential to implementing our plan.

     We believe that consumers will benefit by their membership in our buying club as it will give them the ability to purchase a broad range of house hold products including appliances, electronics and furniture at direct manufacturer or distributor prices. Our revenue will come form initial membership fees, periodic dues and a commission or handling charge for each product purchased through the club.

     Although we have many of the building blocks we feel are needed to start our business we do not have sufficient working capital to allow us to begin the operations portion of our business plan. The primary purpose of the offering described in this prospectus is to register a number of shares of our common stock which we will, over a period of time, to third parties who have contracted with us to purchase the shares contingent upon the shares be registered for resale. The proceeds from the sales to the third parties will provide us with the working capital necessary to fund our initial operations and business plan implementation.

     Our corporate offices are located at 3 Glen Road, Sandy Hook, Connecticut 06482 and our telephone number is (203) 426-2312. We have two Internet web sites which can be located at www.householddirect.com and www.byit.net.

                             The Offering

     On July 12, 2001, we signed a private equity line investment agreement with Dutchess Private Equities Fund, L.P. and Thomas Kelly ("Dutchess") for the future issuance and purchase of certain shares of our common stock. The investment agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility. Dutchess has committed up to $10,000,000 to purchase shares of our common stock. Beginning on the date that a registration statement covering the resale of the shares issuable pursuant to the equity line of credit is declared effective by the Securities and Exchange Commission (the "Commission"), and continuing for thirty six (36) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Dutchess at a price equal to 91% of the average lowest three (3) closing bid prices for the ten (10) trading days following our "put" notice requesting access to our equity line. The average trading volume, a decline in the daily trading volume or price of our common stock may reduce the amount we can draw down under the terms of the private equity line of credit agreement. Dutchess' obligation to purchase the shares of our common stock is subject to the satisfaction of the conditions included on page 11 of this prospectus. The number of shares that we will issue to Dutchess in return for the advance will be determined by dividing the amount of the advance by the purchase price of our common stock for that notice date, as set forth in investment agreement. No advance date may be less than thirteen (13) trading days after an advance notice date.

     As additional consideration to Dutchess, payment of certain legal fees and to induce certain parties to purchase a convertible debenture, described below, we issued 7,600,000 shares of common stock which are to be registered by the stockholders described on page 10 of this prospectus.

We will receive the amount of the advance less any escrow agent fees.

     In addition, we are registering up to 6,037,500 common shares to be issued in the event debentures issued to Mr. Thomas Kelly are converted into common shares of the company and warrants to purchase 37,500 common shares is exercised by Mr. Kelly. On July 12, 2001, the company executed a subscription agreement whereby Mr. Thomas .

                                  1


Kelly, an accredited investor, purchased a 6% cumulative interest debenture that is convertible into common stock of the company at the request of Mr. Kelly at the lesser of (i) $.10; (ii) 100% of the average of the five (5) lowest closing bid prices during the fifteen (15) trading days prior to the closing date; or
(iii) 80% of the average of the three (3) lowest closing bid prices during the ten (10) trading days prior to conversion.

     On January 14, 2002 we entered into a subscription agreement with Sprout Investments, LLC which allows us to sell up to 8,400,000 shares of our common stock to Sprout for 90% of the closing bid price on the day we make our purchase request. Sprout `s obligation to purchase the number of shares we put to them is limited to 15% of the daily average trading volume for our common stock for the twenty trading days prior to our purchase request. A more detailed description of our subscription agreement with Sprout is included on page 10 of this prospectus.


     Securities  offered (1)............................Up  to 32,037,500 shares of common stock.

     Percentage of outstanding securities of
     HouseHold represented by the shares being registered ......... 22.7%

     The common  stock to be  outstanding  after the  offering(2)....117,723,044 shares of common stock, assuming issuance of 10,000,000 shares pursuant to our equity line of credit, 8,400,000 shares pursuant to the subscription agreement exercise of a warrant to purchase 37,500 common shares, the conversion of the debenture into 6,000,000 common shares for which shares are being registered in this prospectus.

  Use  of  Proceeds................................... We  will  not receive any proceeds from the sale of common stock by the selling stockholders. We will receive the cash proceeds, if any, from the exercise of the warrants held by one of the selling stockholders which will be used for working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Risk  factors............................................  An investment in the  shares  involves  a high  degree  of  risk.  See  "Risk
                    Factors."

     OTC Bulletin Board trading symbol............................. "BYIT"

     (1) Prospectus (i) up to 10,000,000 shares of common stock issuable upon the exercise from time to time of a private equity line of credit established by Dutchess (ii) up to 37,500 shares of our common stock issuable upon the exercise of certain warrants to a certain investor under the terms of a debenture issued by us; (iii) up to 6,000,000 of our common stock issuable upon conversion of debentures issued by us;
          (iv) up to 8,400,000 shares of common stock issuable by HouseHold and sold to Sprout, from time to time, pursuant to the terms of a subscription agreement executed between us; and (v) 7,600,000 common shares being sold by certain selling stockholders.

     (2) As of January 14, 2001. Does not include 2,445,000 shares issuable upon exercise of certain outstanding options and warrants that are not held by the selling shareholder


                                      2

                                  RISK FACTORS


     OUR SECURITIES ARE HIGHLY SPECULATIVE. YOU SHOULD NOT PURCHASE THEM UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

The Exercise of Our Equity Line of Credit and Our Subscription Agreement May Make it Difficult to Evaluate a Shareholder's Equity Position in HouseHold.

     The number of shares of our common stock which is issuable upon exercise from time to time under our equity line of credit will fluctuate based on the amount of credit line we wish to access and the per share purchase price paid based on the average of the lowest price reported for the three (3) day trading period ending on the advance notice date. In addition, although we can sell up to 8,400,000 common shares over a period of time under the terms of the subscription agreement we have no requirement to do so. Therefore, the percentage of our common stock held by a shareholder on any given day may be substantially different from another day depending on (i) whether we choose to sell shares under the terms of the subscription agreement or (ii) our closing bid prices, as the number of shares of our common stock issuable pursuant to our equity line of credit may vary significantly from day to day.

     We expect to use the net proceeds from the draw downs under the equity line investment agreement with Mr. Kelly and Dutchess and the stock sales to Sprout under the subscription agreement for working capital. We will have significant flexibility in applying the net proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. If we fail to apply the net proceeds effectively, our business could be negatively affected.

It is Unlikely that our Company Will be Able to Continue as a Going Concern Without a Significant Improvement in Our Financial Condition, Which has Constrained our Ability to Finance Acquisitions, and Other Operating Expenses as Needed.

     Our independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2000 includes an explanatory paragraph regarding our ability to continue as a going concern. During the next twelve (12) months, we expect to spend a minimum of $3,000,000 to conduct operations and to make acquisitions. Our ability to continue operations is dependent upon our continued sale of our securities for funds to meet our cash requirements, and as a result, our ability to continue as a going concern is doubtful.

     Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, including our acquisition and expansion strategy even if we are making progress towards implementing our business plan and attracting new members. The longer the duration of the business plan implementation, the more unlikely it is that we will be able to raise such funds on favorable terms to us or at all, or that any funds raised will be sufficient to complete implementation of the business plan to the point where revenues will be sufficient to sustain our operations and meet our expenses. There is no assurance that the business plan, if implemented, and additional financing from the sale of our common stock will improve our financial condition.

     Subject to certain volume restrictions and the requirement that there be an effective registration statement covering the resale of the shares of common stock to be sold, we have the ability to sell up to $10,000,000 worth of common stock under the private equity line investment agreement and 8,400,000 common shares under the subscription agreement, but the timing and amount of capital raised can vary significantly depending upon various factors, including the market price of our common stock. We cannot be certain that Mr. Kelly, Dutchess and Sprout will have the ability to purchase any of the shares of common stock put to them pursuant to the investment agreement or the subscription agreement. Accordingly, we may not be able to raise necessary capital in the manner we expect pursuant to the equity line investment agreement or subscription agreement.

     Because the maximum amount of (i) any draw down request under the investment agreement is subject to a formula based on 91% of the average of the three (3) lowest closing bid prices reported for our common stock for the ten
(10) day trading period following the date of our put notice request and the average trading volume and (ii) any


                                      3


     notice of sale under the subscription agreement is subject to a formula based on 90% of the closing bid price reported for the day of our notice and the average daily trading volume for the 20 trading days prior to the date of our notice. A decline in the daily trading volume or price of our common stock may reduce the amount we can draw down under the private equity line of credit agreement or shares we can sell under the subscription agreement. In addition, business and economic conditions may not make it feasible to draw down under the private equity line of credit agreement or sell shares under the subscription agreement at every opportunity. We may need to raise additional capital to fund acquisitions and other expansion activities which we deem critical to our potential success. Dutchess or Sprout may also decline to purchase shares under a draw or sale request under the investment agreement or subscription agreement if the conditions set forth in the agreements are not met.

     We may not be able to obtain additional financing on favorable terms to us, if at all. If adequate funds are not available, or are not available on terms favorable to us, we may not be able to effectively continue or complete the implementation of our business plan.

Because Our Shares Are 'Penny Stocks,' You May Be Unable to Resell Them in The Secondary Market.

     A "penny stock" is an equity security with a market price of less than $5 per share which is not listed on the NASDAQ or another national securities exchange. Due to the extra risks involved in an investment in penny stocks, federal securities laws and regulations require broker/dealers who recommend penny stocks to persons other than their established customers and accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure schedule explaining the penny stock market and its risks, and receive the purchaser's written agreement to the transaction prior to the sale. These requirements limit the ability of broker/dealers to sell penny stocks. Also, because of the extra requirements, many broker/dealers are unwilling to sell penny stocks at all. As a result, you maybe unable to resell the stock you buy as a result of this offering and could lose your entire investment.

No Assurance of Continued NASD Listing Which If Discontinued Would Limit Your Ability to Resell Our Shares.

     Subsequent to this offering, there are no assurances that a public trading market shall continue to exist for the common stock of HouseHold. There can be no assurances that a public trading market for the common stock will be sustained, although we anticipate that it will continue on the OTC Bulletin Board. Consequently, there can be no assurance that a regular trading market, other than Bulletin Board trading, for our securities will develop in the future. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities fail to maintain their listing on the Bulletin Board, the listing is not maintained, or a public trading market ceases to exist, holders of our securities may have difficulty in selling their securities should they desire to do so. Your inability to resell your shares could result in the loss of your entire investment.

We May Not be Able to Complete Future Strategic Acquisitions, Delaying Our Growth Plans and Decreasing Our Chances for Profitability.

     Our growth plans are substantially dependent on acquisitions. We will be continually evaluating possible acquisitions of businesses or product lines that complement or expand our existing business or product lines, and management intends to pursue favorable opportunities as they arise. We have not yet identified specific acquisition targets. The evaluation of prospective acquisitions and the negotiation of acquisition agreements may require substantial expense and management time; and, not all potential acquisitions ultimately are consummated. Further, we cannot guarantee that suitable acquisition candidates will be found or that acquisitions can be completed on favorable terms. In addition, even if we are able to complete such acquisitions, we cannot guarantee that the acquired companies or assets will be successfully integrated into the company. Acquisitions may be announced or completed at any time and may be dilutive to earnings per share on a pro forma basis. Our business plan is dependent upon making acquisitions and should we not be successful then it is likely that would not be able to continue in business resulting in the loss of your investment in us.

                                    4


Acquisitions May Disrupt or Otherwise Have a Negative Impact on Business and May Result in Dilution to Existing Stockholders.

     In the future, we intend to continue to seek investments in complementary businesses, product lines and technology. If we buy a company, or an operating division, we could have difficulty in assimilating the personnel and operations. In addition, the key personnel of an acquired company may decide not to work for us and customers and vendors of the acquired company may decide not to do business with us. We could also have difficulty in assimilating the acquired business, products or technology into our operations. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, future acquisitions could have a negative impact on our business, financial condition and results of operations. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisition, the issuance of which may be dilutive to our existing stockholders. We anticipate that we will use common stock of the company to help purchase acquisitions. Should all the shares registered in this offering be purchased, we will not have sufficient authorized shares to use for our acquisitions. We therefore anticipate that almost immediately after the effective date of this offering we will have to either increase the number of shares authorized by amending our charter or reverse split our current shares issued and outstanding to create available common stock to use for acquisitions or future equity funding.

We Have Incurred Losses since Our Inception, Have No Product Revenue, and Expect to Incur Additional Losses in the Future.

     Although we were formed in 1992, we are still in the development stage. From inception through December 30, 2000, we had an accumulated deficit of approximately $6,087,453. We expect that our deficit will continue to increase. The only revenues we have had are insignificant amounts related to our membership service agreement with a company called PCS, Inc. We do not currently have any significant source of membership revenue. At this time we have no basis to believe that we will ever generate operating revenues from the sale of, or services to, any membership base.

We Depend on a Series of Anticipated Acquisitions to Implement a Substantial Portion of Our Business Plan to Develop and Expand the Growth of Memberships to the Club. If We Do Not Acquire Any Other Companies, or If We Fail to Add Members to the Club, Our Business, Financial Condition and Results of Operations Will Be Harmed.

     We contemplate that in order to achieve any real level of commercial or economic success, we must be able to solicit a large number of individual consumers to become members of our Buyer's club, and that we also must be able to acquire other companies that will use our services and pay us a fee for these services, or in some other way, create an economic base, like a partnership or joint venture, for our business plan to continue. We may spend a substantial amount of money to create marketing programs, solicit new members, or to entice other organizations and businesses to become part of our membership organization. If our marketing programs fail, or if we do not attract sufficient members to justify the cost of these marketing programs, then these financial losses could have a serious harmful effect on the results of our operations and could result in continuing adverse financial effects.

We Depend on Relationships with Many Manufacturers and Distributors That Represent a Large Number of the HouseHold Products That We Expect to Sell to
Members. If We Do Not Get, or Cannot Keep These Relationships, or If the Relationships That We Have, or Conclude, Are Changed for Any Reason Whatsoever, Our Business, Financial Condition and Results of Operations Will Be Harmed.

     We will need relationships with many other companies in order to have access to the products that we offer for sale to our members. There can be no assurance that any company with whom we are able to have a purchase relationship might not change their business practices, adjust their prices, modify their distribution requirements or distribution areas, or do anything else that may make it impossible to us to continually have access to the products that we intend to offer for sale to our members. Should anything occur to these critical manufacturer and distributor relationships, then our access to the products we intend to offer to our members would be reduced or eliminated. If our access to these products or goods were reduced or eliminated altogether, then we would have a difficult task to find an alternate method to acquire products. Should any of these situations occur for any substantial length of time, then we would no longer be able to provide the services for which the member contracted our purchasing services,


                                      5


which could have a serious harmful effect on the results of our operations and could result in continuing financial losses.

Our Business Could Be Harmed If We Lose the Services of the Key Personnel upon Whom We Depend. We Do Not Currently Have A Chief Financial Officer To Watch Over Our Finances

     HouseHold Direct is currently wholly dependent upon the personal efforts and abilities of our two full-time executive officers, only one of who, John Folger, Chief Executive Officer, has any experience in the membership club industry. The loss or unavailability to us of the services of John Folger or Ann Jameson, Vice President of Operations, could have a material negative impact on our business prospects and any potential earning capacity. If our level of operations significantly increase, the business may depend upon our abilities to attract and hire additional management and staff employees. Our financial position does not permit us to have a chief financial officer or accounting professional on our staff consequently all our internal bookkeeping is being done by our current officers. We therefore have no checks and balances on our finances and no experienced person overlooking our accounting. It is possible that we will be unable to secure such additional management and staff when necessary. (See "Management")

The Company Relies on Third Parties Such as Suppliers, Vendors, Distributors and Shippers to obtain and deliver product purchases to our members should we not be able to acquire and maintain such relationships we would not be capable of selling products to our members resulting in insufficient revenues to allow us to continue in business.

     The Company's success depends in large part on its ability to purchase popular consumer products in sufficient quantities at competitive prices. We do not have long-term or exclusive arrangements with any supplier, vendor or distributor that guarantees the availability of products for purchase. If we are not able to offer our members sufficient quantities or a variety of products, our business, financial condition and operating results will be materially adversely affected. Also, we may rely upon third party carriers to ship the products our members buy. Therefore, we are subject to risks affecting a carrier's ability to provide delivery services to meet our shipping needs. Failure to deliver the products our members buy in a timely manner could materially adversely affect its business, financial condition and operating results.

We May Be Subject to Liability for Products Whose Sale the Company Facilitates resulting in potential lawsuits and damages which, if substantial, could result in the loss of all the assets of HouseHold.

     Members who buy goods and products may sue if they are harmed by any of the products whose sale we facilitate. Although we do not manufacture these products, we are exposed to potential liability. Liability claims could require us to spend significant time and money in litigation and to pay significant damages, which could harm our business, financial condition and results of operations. Although we intend to disclaim all warranties and rely on the manufacturers to fulfill their warranty obligations, we cannot be certain that the manufacturers will be able to fulfill their warranty obligations. In addition, we believe that some disclaimers may be unenforceable under the laws of certain foreign jurisdictions. Should a substantial judgment for damages be rendered against us, we may not have sufficient insurance, if any, or assets to pay the judgment resulting in our bankruptcy or dissolution.

     **move to page 40**Some of our business expansion plans assume that we will be involved in marketing memberships and products over the Internet, where our target markets are highly competitive and we may be unable to compete effectively.

     **The e-commerce marketplace is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future because barriers to entry in the e-commerce marketplace are minimal, and current and new competitors can launch new Web sites at a relatively low cost. The general consumer product industries are also intensely competitive. In the general and household product industries we currently compete primarily with other wholesalers and distributors. We also compete with the growing number of manufacturers who sell their products directly, either online or through traditional distribution channels. Many of these manufacturers, wholesalers and distributors are larger and have substantially greater marketing abilities and resources than we do.

                                       6

We Are Subject to Risk of Computer And Communication Systems Failure Which May Hinder Our Ability to Operate Successfully. Should our systems fail for any substantial length of time we could experience a substantial loss in revenues and membership resulting in adverse changes to our financial position and operating results.

     Our success, in particular our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications systems. We contract with a third party to host and maintain our Web site. While we contract with a third party to provide back up web hosting services, our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and other third party events and Acts of God. We carry no business interruption insurance to compensate us for losses that may occur. In addition, our security mechanisms or those of our suppliers may not prevent security breaches or service breakdowns. Despite our implementation of security measures, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. These events could cause interruptions or delays in our business, loss of data or render us unable to accept and fulfill orders. Loss of our systems for any substantial period of time result in lost regarding venues and membership which in turn would result in adverse changes to our financial position and operating results.

     The success of our service will depend in large part upon the development and maintenance of the Web infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security. We also depend on timely development of complementary products, such as high-speed modems, for providing reliable Web access and services. Because global commerce and the online exchange of information are new and evolving, it is difficult to predict with any assurance whether the Web will prove to be a viable commercial marketplace in the long-term. The Web has experienced, and is expected to continue to experience significant growth in the numbers of users and amount of traffic. To the extent that the Web continues to experience increased numbers of users, frequency of use of increased bandwidth requirements of users, the Web infrastructure may not continue to be able to support the demands placed on it by this continued growth and the performance or reliability of the Web may be compromised. The infrastructure of complementary products or services necessary to make the Web a viable commercial marketplace of the long-term may not be developed and, even if it is developed, the Web may not become a viable commercial marketplace for products and services such as those offered by the company. If the necessary infrastructure, standard or protocols or complementary products, services or facilities are not developed, or if the Web does not become a viable commercial market place, our business, financial condition and results of operations will be harmed. Even if the infrastructures, standards or protocols or complementary products, services or facilities are developed and the Web becomes a viable commercial marketplace in the long term, we might be required to incur substantial expenditures in order to adapt our service to changing Web technologies, which could harm our financial condition and results of operations.



                              USE OF PROCEEDS

     We will not receive any proceeds from the registration of common stock by the selling security holders as shown in "Selling Security Holders". We will receive certain proceeds as we draw down on our equity line, sell shares under the terms of the subscription agreement and if a stockholder exercises up to 37,500 warrants. We intend to use all proceeds from the equity line of credit, the sale of the warrants and subscription agreement for working capital including but not limited to, administrative and general overhead expenses including salaries and bonuses, repayment of obligations owed to third parties including vendors and creditors and expansion of our business including the identification and purchase of other companies or their assets. We have not yet identified any specific acquisition targets.


                         DETERMINATION OF OFFERING PRICE

     We are not selling any stock in this offering and therefore will not be receiving any proceeds from the sale of the common stock registered by the security holders except in the event a stockholder exercises certain warrants and their underlying shares registered herein. We believe that the price the selling security holders will receive should they choose to sell their shares after the effective date of this registration statement will be the prevailing market price for our stock on the Bulletin Board on the date of sale. We have used the price of $1.00 as our estimated offering




                                     7


price based upon our belief that over the three year period of time we have to draw down on the equity line and can sell stock to Sprout that the average per share price will be $1.00, however, this estimate is speculative. We have no factual basis to support our belief and our actual average price could vary substantially from our estimate.

                    EQUITY LINE AND SUBSCRIPTION AGREEMENTS

     We are engaging in this offering primarily to utilize the benefits of two agreements, the equity line investment agreement and the subscription agreement, which provide us with the opportunity to obtain capital under certain term and conditions. The following is a summary of what we believe to be the material terms of each agreement.

EQUITY LINE INVESTMENT AGREEMENT

     On July 12, 2001 we signed a private equity investment agreement with Dutchess Private Equities Fund, L.P. and Thomas Kelly. Pursuant to the investment agreement and subject to the satisfaction of certain conditions, HouseHold may sell and issue to Dutchess and Kelly, from time to time, up to an aggregate of $10,000,000 of our common stock. Beginning on the date that a registration statement covering the resale of the shares issuable pursuant to the equity line is declared effective by the Commission, and continuing for thirty six (36) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Dutchess at a price equal to 91% of the average lowest three (3) closing bid prices reported for our common stock for the ten (10) trade days following the receipt of our notice to access our equity line.

     The maximum advance amount on any advance notice date is equal (i) one hundred percent (100%) of the average daily volume (computed using the 30 trading days prior to the advance notice) multiplied by (ii) the market price. At no time will an advance be made or advance notice be given so as to cause Dutchess to hold in excess of 4.9% of our then issued and outstanding common shares. Our ability to put shares of common stock to Dutchess is subject to certain conditions and limitations, including but not limited to, the following:

          - The requirement that this registration statement not be suspended or our common stock not be delisted from the Bulletin Board or any exchange;

          - Our representations and warranties to Dutchess contained in the equity investment agreement must be accurate as of the date of each put;

          - We must have performed, satisfied and complied in all respects with all covenants, agreements and conditions required to be performed, satisfied or complied with at or prior to the date of each put; $ We must have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the put shares, or shall have the availability of exemptions there from. The sale and issuance of the put shares must be legally permitted by all laws and regulations to which we are subject;


          - At least fifteen (15) trading days must have elapsed since the last date we put shares to Dutchess.

     We cannot assure you that we will satisfy all of the conditions required under the investment agreement or that Dutchess, will have the ability to purchase all or any of the shares of common stock put to it thereunder.

     Under the investment agreement, we agreed to register the common stock for resale by Dutchess which will permit Dutchess to resell the common stock from time to time in the open market or in privately-negotiated transactions. We will prepare the registration statement and file amendments and supplements thereto as may be necessary in order to keep it effective as long as the equity line investment agreement remains in effect or Dutchess owns any of our common stock. We have agreed to bear the expenses, other than broker discounts and commissions, if any, in connection with the preparation and filing of the registration statement and any amendments to it.

SUBSCRIPTION AGREEMENT

     Effective January 14, 2002 we entered into a subscription agreement with Sprout Investments, LLC which allows us to sell them 8,400,000 shares of our common stock subject to the terms and conditions of the agreement. The agreement

                                      8

allows us to notify Sprout that we wish to sell or "put" a number of our shares and Sprout must purchase the shares we tender to them as long as:


          - The amount of shares we put to Sprout at any given time does not exceed the number of shares equal to 15% of the daily average share trading volume for the 20 trading day period prior to the date of our put notice to Sprout;

          - Sprout will pay us a per share purchase price equal to 90% of the lowest three day average closing bid price reported for our common stock for the 5 day trading period ending the day prior to the date of our put notice to Sprout;

          - We have complied with all the covenants and not breached any of the warranties we have given to Sprout as stated in the terms of the agreement;

          - The shares we sell to Sprout are registered by us for resale so that Sprout can resell them from time to time on the open market or in private sales transactions that might be negotiated by them. We have agreed to pay the costs of the registration and including the expenses of amending the registration documents from time to time until such time as we have sold all 8,400,000 shares to Sprout or no longer sell shares to Sprout under the terms of the agreement.

     There can be no assurance that we will be able to meet the requirements necessary to sell shares to Sprout or that something adverse may cause Sprout to breach the agreement with us.


                                DILUTION



     As of August 31, 2001, we had a net tangible book value of $359,721 or our negative net tangible book value as of September 30, 2002 was $2,305,838 or approximately $(.06) per share is determined by dividing the amount of our total tangible assets less total liabilities by the number of our total tangible assets less total liabilities by the number of shares of common stock outstanding at that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock immediately after the completion of this offering.

     After giving effect to the issuance and sale of the maximum number of shares of common stock, 18,400,000 at a estimated price of $1, 6,037,500 for conversion of the debentures issued to Thomas Kelly at $0.064 per share, and 7,600,000 to certain shareholders, our net tangible book value as of September 30, 2001 would have been $16,480,562, or approximately $ 0.49 per share. This represents an immediate increase in net tangible book value of $.55 per share, to existing stockholders; and an immediate dilution of approximately $0.51 per share to the following table illustrates this per shares at $1.

Following table illustrates this per share dilution:

Public offering price per share                          $ 1.00
Net tangible book value per share at
 September 30, 2001                                        0.06
Increase in net tangible book value
 per share due to offering                                 0.55
Dilution per share to new investors                        0.51

     The following table summarizes, as of September 30, 2001, the difference between the number of shares of common stock purchased form us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of both the minimum and maximum number of shares offered in this prospectus at an initial public offering price of $1.00 per share, and before any deduction of estimated offering expense.


                         Shares Purchased    Total Consideration   Average Price
                         ---------------     -------------------   -------------
                               Number    Percent     Amount   Per Cent     Share

Existing stockholders       62,226,692      77     $5,999,549    24        $0.10
Investors                   32,037,500      33      18,786,400   76         0.59




                                       9



                            SELLING SECURITY HOLDERS



     The table below sets forth certain information as of the date of this prospectus, with respect to the amount and percentage ownership of each selling security holder before this offering, the number of shares covered by this prospectus and the amount and percentage ownership of each security holder after this offering (assuming the issuance of the 32,037,500 shares being registered in this registration statement). None of the selling security holders has had any position, office, or other material relationship with us in the last two (2) years, other than that disclosed in this prospectus.


Selling             Shares Owned                   Shares Owned
Security               Before                          After
Holder               Offering(1)   Percentage(2)    Offering(3)    Percentage(4)

Dutchess Private
Equities Fund, L.P.  5,600,000         4.8%              0              0%
-------------- --------------------- ---------------------- --------------------

Dutchess Advisors,
Ltd.
                     3,100,000         2.6%              0              0%
--------------------------------------------------------------------------------

Thomas Kelly        14,737,500        12.5%              0              0%
--------------------------------------------------------------------------------

Joseph B. LaRocco      200,000        0.02%              0              0%
--------------------------------------------------------------------------------

Sprout
Investments, LLC     8,400,000         7.1%               0              0%

--------------------------------------------------------------------------------

(1) Assumed actual common shares owned and assumes we exercise our full equity line, sell all shares under the security agreement and that all warrants and convertible debentures of the selling security holders have been exercised.

(2) Based on 85,685,544 shares being issued and outstanding as of January 14, 2002 plus the 32,037,500 shares to be registered in this offering for a total of 117,723,044 common shares outstanding.

(3)  Assumes  that  all  equity  line  shares,   all  shares  sold  through  the
subscription agreement and all warrants and convertible debentures of the selling security holders have been exercised and converted and the resultant shares have been resold through this offering.

(4)  Based on 117,723,044 shares being issued after the offering.


     The number or shares we are registering is our good faith estimate of the maximum number of shares we will issue to i) Dutchess under the terms of our private equity line investment agreement, the above described warrant and debenture and ii) Sprout under the terms of the subscription agreement



                              PLAN OF DISTRIBUTION



     We are registering the proposed resale of up to an estimated 10,000,000 shares of our common stock by Dutchess, which will receive shares of common stock pursuant to our equity line investment agreement. In addition, we are registering the resale of up to 37,500 shares of common stock issuable upon the exercise of warrants and up to 6,000,000 shares of common stock upon the conversion of debentures issued to Thomas Kelly. We are also registering 8,400,000 shares of common stock by Sprout Investments, LLC. pursuant to a stock purchase agreement. The remaining 7,600,000 shares being registered by this offering will be sold by the selling security holders for their sole benefit and no proceeds will accrue to us. The security holders may offer the shares at various times in one or more of the following transactions:

     -    in the over-the-counter market;

     -    in transactions other than market transactions;

     -    in connection with short sales of our shares;

     -    by pledge to secure debts or other obligations;

     - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     -    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or in a combination of any of the above.

                                     10

     The selling security holders may sell shares at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

     The selling security holders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling security holders, or they will receive commissions from purchasers of shares for whom they have acted as agents. Dutchess, Sprout and the other selling security holders may be deemed to be underwriters with respect to any shares sold by them. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by these broker-dealers, and any commissions received by the broker-dealers, may be deemed underwriting discounts and commissions under the Securities Act of 1933.

     As of January 14, 2002, we had approximately 85,685,544 shares of common stock outstanding. The following table shows the number of shares we would issue to Mr. Kelly, Dutchess and Sprout Investments, LLC and the price it would pay for those shares given the hypothetical variable shown in the table, if


          - we requested draw downs of the maximum amount under the private equity line of credit agreement and sold all 8,400,000 shares to Sprout under the terms of the subscription agreement;

          -    we set a minimum per share purchase price of $1.00;

          - we do not issue more shares to Dutchess under the equity line investment agreement than we are currently registering for resale of the shares issued under the common stock purchase agreement.



                  Assumed                         Number of Shares Issuable
                  Lowest                      to Dutchess and Sprout under the
                  Price                     Equity Line Investment Agreement and
                                                  Subscription Agreement

                  $1.00                                   18,400,000

                  $2.00                                   13,400,000

                  $5.00                                   10,400,000



     To permit Mr. Kelly, Dutchess and Sprout to resell the common shares issued to them under the equity line investment agreement, or subscription agreement and to permit the resale of 37,500 common shares issued upon the exercise of the warrant issued to Mr. Kelly and the convertible debenture owned by Thomas Kelly, we agreed to register those shares and to maintain that registration. To that end, we have agreed to prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, in order to keep it effective until the earliest of any of the following dates, as applicable:

          - in the case of shares issuable under the equity line or the subscription agreement, the date after which all of the common shares held by Mr. Kelly, Dutchess and Sprout in connection with the equity line or the subscription agreement have been sold pursuant to a registration statement.

          - in the case of shares issuable upon exercise of the warrant and conversion of the convertible debenture, (i) the earliest date which the warrant was exercised or three (3) years from the date of issuance of the warrant and; (ii) the earliest date upon which the debenture is converted or five (5) years from the date of issuance.

     No underwriting commissions or finder's fees have been or will be paid by us. The selling security holders will pay all broker-dealer commissions and related selling expenses associated with the sale of the common stock. The common stock offered hereby is being registered pursuant to our contractual obligations, and we have agreed to pay the costs of registering the shares, including the fees outlined above. Under the equity line investment agreement, we have also agreed to indemnify Dutchess with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act.




                                     11


     In connection with the offering, persons participating in the offering may purchase and sell shares of common stock on the open market. These transactions may include short sales, stabilizing transactions in accordance with Rule 104 of Regulation M under the Exchange Act and purchases to cover positions created by short sales. The selling security holders have advised us that they do not intend to engage in any short sale or stabilization transactions. Short sales involve the sale by an underwriter of a greater number of shares than they are required to purchase in the offering which creates a short position. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or limiting a decline in the market price of the common stock.

     These activities, if taken by the underwriters, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.




                            LEGAL PROCEEDINGS



     The company is not a party to any material litigation and is not aware of any threatened material litigation except that is has been named as a defendant in a civil lawsuit, Orienstar Finance Ltd.. vs. HouseHold Direct, Inc., et al., Case No. 01CV0598 filed in the District Court, Jefferson County, State of Colorado. The lawsuit filed on May 21, 2001 alleges that Household violated certain federal and Colorado securities laws including engaging in fraudulent conduct and misrepresentations to induce Orienstar to purchase $460,000 worth of Household common stock. Orienstar is seeking return of its $460,000 and rescission of the Purchase Agreement. Household has denied any wrongdoing and has engaged Colorado counsel to defend the company.



                              MANAGEMENT



Directors, Executive Officers, Promoters And Control Persons

     Set forth below are the names, ages and positions of the executive officers, key employees and directors of the Company:

     John D. Folger,  President and Chief Executive Officer,  and Director,  age
50. Since February of 1997 as President, CEO and Chairman of the Company, has organized a unique national membership program into a publicly held enterprise. He has developed operational plans, business structures and mandates and has led the Company from concept, through development and currently launching operational phase. Mr. Folger has over 25 years experience in conceptual marketing structure as direct employee, consultant and principal. He had a diverse executive management background with substantial credits in the creation and implementation of market expansion strategies for corporate, public and privately held companies. During this period he has: 1) created a master and sub-franchise system for Business Exchange International; 2) developed marketing plans for a wholly owned subsidiary of Bristol-Myers/Drackett and Business Exchange International; 3) developed financing programs for Finlandia Industries; 4) developed multiple office recruiting and operating strategies for Amour Funding/The Investor Group; and, 5) designed, in conjunction with Online Business Associates, The Virtual Visitor Center Internet-based applications. From January 1, 1992 through May of 1993, Mr. Folger served as Vice President of Finlandia Industries; from June of 1993 through December of 1994 as President of MBA Financial Corp; from January of 1995 through January of 1997 as Vice President of Online Business Associates, Inc.

     Ann D. Jameson, Vice President, Secretary/Treasurer, and Director, age 58. Jameson's 28 years of experience includes positions with The Hartford Insurance Group and Carvel Corporation. She has developed managerial expertise in key areas of strategy assessment, policy development, and project methods, data processing systems development projects, procedures and training, human resources and corporate relations. She developed programs and strategies that addressed employee involvement, innovation and community service as Manager of Community Affairs and Employee Services.

     Prior to her association with the Company, Jameson's focus was directed toward the development and support of programs and strategies to a client base of corporate/small business levels, healthcare, professional/community organizations, service/recreational agencies, and tourism as Executive Assistant with Laughter Works Seminars, Fair Oaks, CA. Her professional activities include director positions with the National and



                                     12


Connecticut Employee Services and Recreational Associations, as well as special events including New York Medical College, "This Close" for Cancer Research, and the Michael Bolton Foundation.

     Both Mr. Folger, as an officer, and Ms. Jameson, as an employee, are currently involved in the completion of the winding up of Preferred Consumer Network International, Inc. ("PCNI"). PCNI entered into an operating agreement with United Buyers Service of Massachusetts and Connecticut (entities owned by Mr. Folger), which was engaged in the sale of memberships in and the operation of a consumer wholesale buyers club. As a result of the failure of these businesses, certain withholding taxes were left unpaid. The Internal Revenue Service ("IRS") has instituted collection of the payroll taxes and placed liens on certain real property of Mr. Folger and Ms. Jameson. Both parties are currently attempting to obtain and complete a settlement of the IRS claims. None of the PCNI problems including the IRS settlement involve or effect HouseHold.



          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



   Names and Address of      Title of    Amount and Nature of         Percent of
    Beneficial Owner          Class      Beneficial Ownership           Class(3)

John D. Folger,
President                    Common           10,787,062(1)              12.6%
CEO, Director, Chairman
900 Main Street S.
Southbury, CT 06488

Ann D. Jameson,
Vice-President               Common            2,621,428(2)              7.7%
Secretary, Treasurer,
Director
900 Main Street S.
Southbury, CT 06488

Dutchess Private
Equities Fund L.P.           Common             8,700,000               7.4%(4)
Dutchess Advisors Ltd.
100 Mill Plain Rd. 3rd Floor
Danbury, CT 06811

Thomas Kelly                 Common            14,737,500                12.5%
1961 Casa-de-Elegante Court
Las Vegas, NV 89117

Sprout  Investments,  LLC   Common             8,400,000                 7.1%
3500 East 17th Avenue
Denver, CO 80206

Officers, Directors and
Beneficial Owners            Common            45,245,990(3)             38.4%
As a class 6 persons

     (1) Included in the shares are options to purchase 870,000 common shares granted in November 1999

     (2) Included in the shares are options to purchase 750,000 common shares granted in November 1999

     (3) Gives effect to all of the shares registered in this offering as if we utillized all of our equity line, sold all of the shares permitted under the terms of the subscription agreement and all debentures and warrants were exercised resulting in a total number of shares issued and outstanding of 117,723,044.

     (4) Dutchess Private Equities Fund L.P.and Dutchess Advisors, Ltd, are seperate entities owned by two principals, Michael A. Novielli and Douglas H. Lighton




                                       13



                             DESCRIPTION OF SECURITIES



Common Stock

     Our amended charter authorizes the issuance of 250,000,000 shares of common stock at a par value of $.001 per share. Each stockholder of record of our common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not authorized by our charter.

     Stockholders of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders. Our stockholders have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's common stock are issued, the relative interest of then existing stockholders may be diluted. We have not adopted any anti takeover measures other than those generally available for all corporations under the law of our state of incorporation, Delaware.

     Each stockholder has sole investment power and sole voting power over the shares owned by them and each share of common stock is entitled with respect to election of directors or any other matter upon which shareholders are required or permitted to vote.

                     DISCLOSURE OF COMMISSION  POSITION ON
                INDEMNIFICATION  FOR SECURITIES  ACT LIABILITIES

     Our charter provides that none of our directors shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

     1. for any breach of the director's duty of loyalty to us or our shareholders;

     2. for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     3.   under section 174 of the Delaware  General  Corporation Law; or

     4. for any transaction from which the director derives improper personal benefit.

     The effect of this provision is to eliminate our rights and those of our shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     No dealer, salesperson, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.




                                      14


                                   BUSINESS



Overview

     We are engaged in the creation, development and marketing of a "membership club" to consumers. In exchange for a membership fee, HouseHold will act as a purchasing agent on behalf of the member, thereby allowing the member to purchase normal HouseHold goods like furniture, carpeting, floor and wall coverings, small and large appliances and electronic products at the wholesale price that a manufacturer or distributor normally sells to retail businesses that sell these products. This membership relationship with the consumer allows each of them to save money on their purchases because the profit margin that is usually added to the manufacturer or distributor price by these retail businesses is not added.

     For income HouseHold will rely in part on recurring membership fees, the amounts of which are dependent on the level of service, or services, that are selected by the member. It is expected that this fee will be normally about $9.95 per member/per month or a flat annual fee. We are just starting to initiate our membership program and have not sold a material amount of memberships. We will also charge a handling or transaction fee, of 10% or less, on each of the products purchased through the club by our members. The transaction fee will vary depending on the type of cost of the product or good purchased.

History of Organization

     The Company was originally incorporated on January 2, 1992 in Florida as RDI Marketing, Inc. ("RDI"). Between 1992 and 1998, the Company was essentially dormant with no significant business activities. On July 10, 1998, the Company exchanged 10,000,000 shares of its common stock for all of the outstanding shares of Preferred Consumer Network International, Inc. ("PCNI"). The PCNI acquisition was made to acquire their membership base, operations and cash assets. However it was later determined that the PCNI liabilities were too great to sustain operations. On May 14, 1999, RDI entered into an acquisition agreement whereby RDI agreed to acquire all of the issued and outstanding capital stock of Thunderstick LLC, ("Thunderstick") in exchange for 1,000,000 shares of common stock. We acquired Thunderstick for the purpose of obtaining its web site management software, the computer expertise of its founder and a small amount of physical assets including computer hardware. On July 12, 1999, RDI changed its corporate domicile from Florida to Delaware and its name to HouseHold Direct.com, Inc. by merging into the Company's wholly owned Delaware subsidiary. On or about September 14, 1999, the Company entered into an acquisition agreement with Megappliance, Inc. ("Mega") pursuant to which the Company agreed to acquire a Web site (including software, technology and related commercial relationships) in exchange for shares of the Company's common stock. On March 9, 2000, the Company executed an Agreement and Plan of Merger with CrossCheck Corp, a Colorado corporation ("Cross") and a Letter Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross (which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve "successor issuer" status under the Exchange Act. In connection with such merger which was consummated on March 20, 2000, the Company paid $150,000 in cash and issued 100,000 shares of common stock of the Company to the former shareholders of Cross.

     In November 2000, we announced we had entered into an agreement to purchase 100% of the outstanding shares of America's Hometown Brand Center, Inc. (AHBC). The agreement called for total cash payments of $350,000 in the first 90 days. $100,000 due at closing and $250,000 due within 90 days. The closing should have taken place on or before December 20, 2000. We did not have the cash available to make the initial payments as required by the acquisition agreement. AHBC determined that we were in default of the terms of the acquisition agreement and on February 05, 2002 terminated the agreement. On July 9,2001 we entered into a purchase agreement to obtain the assets of Family Savers, Inc. including its membership base, accounts receivable and inventory. The agreement required the payment of $475,000 in cash over a period of time, however we were unable to obtain the capital necessary to make the initial cash payments and the acquisition was abandoned by mutual agreement.

     We executed an Acquisition Agreement on December 13, 2001 to acquire all the outstanding membership interest of Eqtima LLC. Eqtima is a supplier of metrics-based Employee Relationship Management (ERM) systems, specifically targeted for contact centers (staff centers handling customer support, telemarketing calls (inbound and outbound), technical support,etc.). Eqtima's ERM suite (Value Agent) of products is designed to empoweagents, analyize employee behavior patterns, automate feedback, and lay the


                                   15


groundwork for a performance-recognition business culture.

     Eqtima's strategy for 2002 is to penetrate the mainstream Work Force management market by redefining Work Force Management. Work Force Management is historically been nothing more than Forecasting and Scheduling. This is a very limited vision. Eqtima expands the vision to encompass the whole life cycle of an agent's experience with the company. Beyond just forecasting and scheduling, it includes agent development, virtual supervision, and recognition/reward. It sets the stage for a performance-based culture.

     Eqtima's markets include North America, Asia, Europe, South America, and Africa. We currently have customers in Africa and North America with partnerships that also include Asia. Our purpose for acquiring Eqtima was twofold, first to acquire the technology represented by Eqtima's software product and to acquire the products themselves even though they are a departure from our core buyer's club business.

     Our agreement provides that we will make an initial payment of 1,000,000 shares of our common stock and then in years 2003 and 2004 we will give additional shares based on a formula of our stock value divided by the gross income generated by our sale of Eqtima's products.



                               PROPOSED BUSINESS



The Existing Market
Wholesale Shopping Clubs - National

     The market for wholesale membership/shopping clubs is comprised of several dominant national players and a landscape of small local and regional providers. The top line revenues for the three largest industry players exceeded $64 billion in 2000. According to Warehouse Club Focus, a trade industry group in Boston, MA, the combined revenues of these companies are projected to exceed $86 billion in 2003. If these figures hold, they represent 10.5% growth per year over each of the next three years.

     In the United States, the "Big 3" (BJ's, Costco and SAM's) have a total of 795 locations serving a membership of 60 million consumers. Their business mission is to provide low prices to members on a limited selection of nationally branded and privately labeled inventoried merchandise within a range of popular product categories. Membership fees, rapid inventory turnover and low operating overhead are required by these warehouse clubs to allow them to operate at lower average margins (8% to 12%) than the discount chains and supermarkets which operate on average margins of 20% to 30%. These very low margins are also the direct result of their need to offer highly competitive - low mark-up consumer staples.

     The primary assumptions behind the HouseHold business plan involve several distinct criteria: a) the market for its member service is desirable, proven and that it already exists, b) the market opportunity exceeds $64 billion and is growing; and, c) and we believe a significant segment of this market is ready to be better served. As a consequence, our effort does not require the changing of consumer habits but is merely an improved service platform that we believe will be attractive to the existing and active market.


     All three national wholesale shopping clubs represent a paid membership. This is the basis for the HouseHold Direct recurring revenue cash flow model.



                                       16



  Calendar                     BJ's Wholesale Club
    Year
                          Sales        Share       Comps        Clubs

   1995                  $2,531         6.4%        1.2%         71

   1996                   2,864         6.7%        5.2%         81

   1997                   3,099         6.7%        3.6%         84

   1998                   3,448         6.8%        5.3%         94

   1999                   4,078         7.9%        7.9%        107

  95-99 CAGR               12.7%                               10.8%



                                Costco Wholesale
  Calender
   Year                  Sales        Share        Comps        Clubs

   1995                 $18,096       46.7%         3.4%         261

   1996                  19,980       47.1%         6.4%         271

   1997                  22,350       48.6%         9.2%         285

   1998                  24,820       48.7%         8.0%         301

   1999                  28,600       49.8%        11.8%         319

   95-99 CAGR            12.1%                                   5.1%


 Calendar                            SAMS's Club
    Year
                         Sales        Share        Comps       Clubs

   1995                 $19,001       47.0%         0.8%        470

   1996                  19,593       46.2%         2.6%        476

   1997                  20,527       44.6%         4.1%        484

   1998                  22,671       44.5%         9.0%        497

   1999                  24,743       43.1%         7.6%        507

  95-99 CAGR              6.8%                                  1.9%


Source:   Warehouse Club Industry Guideline


     These "Big-3" companies prove the market's existence, size and shareholder valuation. Based on their combined top line revenues and stock market capitalization, they have been consistent performers on any evaluation criteria. Typically, these companies charge an annual membership fee of $25 to $140. The membership fees provide a profitable revenue stream and allow these wholesale shopping clubs to qualify their members for manufacturer approved special pricing levels and to separate themselves from conventional discount stores. Additionally, the suppliers to these companies are permitted to legally bypass the special treatment federal regulations governing unfair competitive practices (Robinson-Patman Act) allowing unique pricing structures unavailable to non-membership based conventional discount retail outlets. Members of the "Big 3" pay their fee and shop in the traditional manner by going to the physical location. Wholesale shopping clubs usually have a number of products on a consistent day-in, day-out basis but rely mainly on non-current, bulk packaged and overstock goods which change from time-to-time as a result of availability.

     The wholesale shopping clubs have substantial overhead due to their buildings, utilities, maintenance, personnel and the need to maintain inventory. Their competitive advantage lies in the ability of their member-consumer to buy at a variable discount and take their merchandise with them at the time of purchase.


Wholesale Buying Clubs  - Local and Regional

     Adjunctive to the "Big 3" membership warehouse clubs are the local and regional operators. These are comprised of much smaller local units that serve a paid club membership market that is not only more fragmented but also whose basic business model places more emphasis on much higher membership fees. This distinct difference is at variance with that of their more traditional and well-known brethren.


Buying Clubs vs. Shopping Clubs

     Wholesale buying clubs operate differently than wholesale shopping clubs. With a membership fee of $1,000 or more, instead of $140 or less, there is an expectation on the part of the member-consumer that they will make a significant enough volume of purchases to offset the membership fees that they are charged. The industry has

                                    17


historically realized significant profits from the sale of memberships.

     The concept of the independent wholesale buying club began in 1971. These clubs were originally conceived as an inflation protection mechanism for consumer members. The idea behind the concept was that sufficient numbers of members would create concentrated buying power thereby reducing the normal retail mark-ups. United Consumers Club ("UCC"), the largest of the buying clubs, represents a membership of about 500,000 through a network of 90 offices.

     According to industry sources, over 150 private "buyer's clubs" currently exist in the United States. These clubs serve a membership of approximately 2.5 million paid member-consumers. Currently, there is neither a dominant technology provider nor a national buyer's club company within the independent wholesale buying club market. Yet amazingly, the total annual revenues for these clubs are believed to exceed $200 million.

HouseHold Strategy

Membership

     Using the bottom up approach, we intend to immediately attempt to secure the distribution sources that offer purchase and in-home delivery for large products, such as furniture and appliances. This service is not readily available from any of the competitive business organizations and hopefully will provide a "hook" to secure membership interest. A significant part of our business plan is to jump start our membership and operations by acquiring existing buyer's clubs. If we are successful in our acquisition strategy to acquire existing buyer's clubs the existing membership base and manufacturer relationships will give us a base from which to expand. In addition, we will utilize part of our working capital to advertise for new members. We plan to offer four membership programs:




  Program 1              Program 2              Program 3             Program 4
 Entry Level            Entry Level            Entry Level           Entry Level

 $49.95 Initial      $199.95 Initial          $399 Initial          $899 Initial

+ $9.95 Monthly      + $9.95 Monthly       + $9.95 Monthly       + $9.95 Monthly

                      (after Year 1)        (after Year 1)        (after Year 1)



     The strategy behind our membership fee model is to offer members access to wider categories of products and higher discounts as their membership program level increases. Currently we have just begun to offer memberships in a very limited fashion and to date we have not received material membership fee income.

Pricing

Our goal is to provide our members with the ability to get information or order almost any offered product at one of our physical sites, by phone or over the Internet and thus also be attractive to potential new members. To further differentiate ourselves from other buyer's and shopping clubs we intend to price our services in what we believe to be a unique way. Currently our competitors add a markup of 12-16% to each product they sell. We will not do a product markup but charge a transaction fee of 10% or less, depending on the type of product purchased. We believe that this strategy will allow us to sell the products we will offer cheaper than our competition as they will be priced directly at our cost. The company's wider range of services and its cost-plus advantage of direct consumer

                                      18

access to manufacturer pricing will make it much easier to attract members from the existing membership population of both wholesale shopping and buying clubs.

Manufacturers

     We believe we will be able to develop purchasing relationships with a number of domestic and foreign manufacturers and distributors through existing relationships we would acquire as part of our buyer's club acquisitions which we would then expand by direct solicitation. Although we do not currently have any supply agreements in place our initial solicitation responses have been good. We believe that once we have sufficient working capital to begin material operations we will be successful in locating a sufficient supply of manufacturers to support our initial members.

     Because our business is based upon our members being able to purchase products directly from manufacturers, if, for any reason, a significant number of manufacturers would either not do business with us or discontinue doing business with us then we would not have adequate products available to our members to bring an insufficient sales revenue to sustain our operations and we would most likely go out of business. Consequently, it is important for us to locate and build a good working relationship with as many manufacturers as we possibly can in an effort to maintain as wide of a product choice as circumstances and our management limitations will allow.


 Our business strategy will therefore primarily rely on:

     1) acquisition of existing independent operators and their membership base,

     2) utilization of their established relationships with manufacturers and distributors of the goods and merchandise most desired by existing consumer members,

     3)   acquisition   of  new   members  and   establishment   of  new  supply
          relationships,  and

     4)   the  acceptance  by  the  members  of  our  pricing   methodology  and
          integration of technology through the Internet providing greater product purchase information to our members.


Competition.

     The Company competes with various companies that are both public and privately owned. They come from three separate categories: (1) other private buying clubs; (2) public wholesale discount clubs; and (3) a variety of Internet sellers.

     Some of the privately owned buying clubs are: (1) United Consumers Club with about 90 locations; (2) Unimart, which has approximately 9 (7-clubs) locations; and finally, (3) Uniway, which has both Company owned and franchised locations totaling 13, locations. These clubs normally charge an initial fee of $800 to $1,500 and annual renewal fees of about $50 to $100. It is from this existing group of membership clubs that the Company will seek to locate potential acquisition candidates.

     The publicly owned discount clubs include Costco Wholesale Corporation, Sam's Club (Wal-Mart Stores, Inc.), and BJ's Wholesale Club. Typically, these companies charge an initial and annual membership fee of $25 to $140. Internet sellers can be auction sites, web sites owned directly by the manufacturer or other resellers of household products.

Trademarks and Franchises

     We are currently investigating the possibility of utilizing franchising as a method to help grow our business and have engaged franchise consultants, to assist us with our assessment. Should we decide to become a franchisor we will need to create and register trademarks which will identify our business and copyright our operations manuals that we would also create to assist our potential franchisees. It should be emphasized that we are in the very early stages of our franchise investigation and there can be assurance that our management will decide that franchising will be beneficial to our Company or if we do decide to proceed that we will be successful.



                                       19



Government Regulations

     Because we act primarily as a conduit for our members to buy goods directly from manufacturers we are not directly affected by government regulations except for those which effect all business who engage in interstate commerce. However, we anticipate that a material portion of our business will come from Internet sales. We are aware that the Congress of the United States is currently debating several pieces of legislation dealing with allowing states to tax Internet sales or regulating the content of the Internet itself. We believe that only the sales tax legislation would have an impact on our business and that the primary difficulty, in the event such legislation becomes law, will be in tracking all or our member sales by state so that the proper tax can be collected and remitted to the proper state.

Employees

     We currently employ two (2) full time employees primarily located at our corporate offices in Sandy Hook, Connecticut.

Reports to Security Holders

     We will provide an annual report to our security holders on Form 10-KSB, which includes audited financial statements, which are filed with the Securities and Exchange Commission. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that Web site is http://www.sec.gov.




             MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION




OVERVIEW

HouseHold Direct, Inc. is in the process of creating a unique new "consumer services membership club" by creating a shopping platform that will offer direct access to "cost-plus handling charge" prices from manufacturers and distributors. The Company believes manufacturers are seeking a new Internet based consumer service solution for the first time, which can be coupled to a network of physical locations or service centers. Through its fulfillment partners and direct relationships, the Company provides direct pricing from brand name manufacturers/distributors on their entire current product line. The Company believes the Management Team when completed will possess the required skills and experience from corporate to startup backgrounds; and, will be experienced in business development, marketing, operations, web-site design and management, and database application support.

The Company was initially engaged, through its subsidiary PCNI, in the business of developing and operating a wholesale buying club that, in addition provided buying, marketing and financial services to third party owned wholesale buying clubs. The traditional buying club business model (the "Traditional Model") was predicated on the sale of memberships to the general public. The membership entitled the holders to purchase goods and services through the wholesale buying club at manufacturer direct prices (exclusive of separately charged taxes, handling and shipping charges and a processing fee of up to 10%). During the fourth quarter of 1998, the Company elected to suspend development and implementation of the Traditional Model in preference to a new business model (the "New Model") predicated on the mass marketing (through telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the Old Model were suspended and PCNI became inactive. Subsequently, the Company sold all of the issued and outstanding capital stock of PCNI to Mr. John Folger (the President, a member of the Board of Directors and a principle shareholder of the Company) for nominal consideration of $1.00.

The services being developed by the Company are expected to create a substantial benefit for two constituent groups - consumer and manufacturer. The consumers benefit by a dramatic reduction in product prices. While supplying this price advantage, the Company collects significant and valuable personal data and product preferences information on the members who purchase products from the Company.

                                       20

This rich demographic product and psychographic data can be helpful to manufacturers in developing a consumer-direct, knowledge based, product order and fulfillment capability. These manufacturers are expected to contribute advertising dollars and participation fees for these services. Value added service providers, such as insurance and financial services can also be allied strategically with the Company. This innovative concept of "cost-plus handling charge" may position the Company in a groundbreaking new business category for Internet service companies and informational content providers, and drive revenue for membership fees and advertising.

The Company expects to expand its membership base by using a "members only" style of telemarketing program. Residual monthly membership revenues could be increased by the introduction of additional bundled services. The inexpensive monthly fee for core services allows for the bundling of additional ISP (Internet Service Provider), Telco and utility payment services. This revenue stream, coupled with rich consumer data, will become a valuable corporate asset.

Financing efforts will center on: a) guiding the Company from its planning stage into an aggressive implementation phase, pursuing the consolidation strategy; b) providing and coordinating a wide range of skills from strategic planning, market assessment, technology evaluation, financial analysis, deal structure and negotiation, and financial and legal engineering; c) advisement and coordination of the near term expansion of the management team and the nomination of the Board of Directors; d) providing a full spectrum of investment banking services, focused upon a contemplated series of acquisitions to begin the Company's consolidation of the private wholesale buying club industry; e) separate financing for each acquisition, combining debt, equity, and/or coordinating the multi-disciplinary activities of other experts and advisors to participate in the due diligence and integration process of anticipated acquisitions.

We had signed a definitive financing contract for a $10 million equity credit line with JJ&T Investors, an investment fund associated with Wall Street Financing Group of Boca Raton, Florida. The agreement signed with JJ&T has been replaced by an agreement with DRH Capital and Dutchess Private Equities Fund, L.P., for the same amount of equity financing and $100,000 bridge-financing.

We are working out the schedule by which to draw against the larger equity package, which is related to the Company filing an amended SB-2 Registration Statement which was originally filed in July 2001.

On July 6, 2001 the Company signed an agreement with Family Savers Inc., a Charleston, South Carolina based consumer services membership club, to acquire
100% of the  assets.  As part of the  agreement,  a  schedule  of cash  payments extending to October 31, 2001 was established. The payments total $475,000 sellers' compensation, working capital and debt reduction against total sellers liability of over $1 million. The Company made the initial $50,000 payment as part of a good faith deposit required by the agreement. As the second $25,000 payment was initiated, the seller demanded a controlling interest in the public corporation as a result of a 1 or 2 delay in funds settlement. The Company has declined this offer, turned the matter over to counsel for resolution and is awaiting the outcome of this matter.


RESULTS OF OPERATIONS


Revenues

Nine Months Ended September 30, 2001 Compared to the Nine Months Ended September 30, 2000.


     The Company has been in its developmental stage since May 18, 1998. Net Revenues for the nine months ended September 30, 2001 were $127,319 as compared to revenues for the nine months ended September 30, 2000 which were $393,339.

The Company has not focused its attention on revenues until it can get its financing in place.


From Inception May 18, 1988 to September 30, 2001

Company revenues earned since inception were $627,296. Revenues from sales were $256,990 or 41% of the total revenues from inception. Consulting income was $308,593 which is 49% of the total revenues, over the same period. Membership fees, all earned from January 1, 2000, were only 10% of the total revenues.


Operating  Expenses

Nine Months Ended September 30, 2001 Compared to the Nine Months Ended September 30, 2000.

Total Operating Expenses other than Cost of Sales for the nine months ended September 30, 2001 were $1,475,853 compared with $2,191,672 for the same period in 2000, a decrease of 33%.

Salaries and related costs decreased from $546,601 for the nine months ended September 30, 2000 to $112,380 for the nine months ended September 30, 2001; a 79% decrease. This is primarily attributable to the Company's closing the two Southern facilities and the Company's two remaining executives working almost exclusively to arrange financing.

Consulting and professional fees increased by $212,719 (31%) from $692,080 for the nine months ended September 30, 2000 to $904,799, for the nine months ended September 30, 2001. The reason for the increase was fees paid in stock to financial advisors, lawyers, consultants and underwriters.

Research and development costs are primarily to develop the Company's Web site.

General and Administrative expenses decreased from $845,979 for the nine months ended September 30, 2000 to $404,852 for the same period in 2001.

Liquidity and Future Plans

Nine Months Ended September 30, 2001 Compared to the Nine Months Ended September 30, 2000.


For the nine months ended September 30, 2001, net cash used by operations was $224,116 principally due to the quarterly loss of $164,097. This was partially offset by depreciation of $25,274, amortization of $8,760 and shares issued for services in the amount of $737,012 while current assets and liabilities provided $382,353. For the quarter ended September 30, 2000, net cash used by operations was $1,377,677 which was offset by depreciation and amortization of $53,971 and shares issued for services $154,750, while current assets and liabilities contributed cash of $346,646.

Cash used by investing activities for the nine months ended September 30, 2001 were $0. For the nine months ended September 30, 2000, cash used in investing activities was $147,790.

The  Company   anticipates  that  the  current  working  capital  deficiency  of
$2,349,605 will be supplemented in the short term by the sale of common stock and short term borrowing.

From Inception May 18, 1988 to September 30, 2001

The net cash outflow from operations was $4,442,039, over the period May 18, 1998 to September 30, 2001. Primarily, through issuance of common stock, the Company obtained the funds needed to pay for the operating cash deficiency and the investment of $209,003 in property, equipment, and other assets. The use of equity and debt to offset cash deficiency was $4,658,038.

The net loss of the Company was $8,237,803. The loss was essentially financed through issuance of $4,381,023 common stock for cash and $1,522,944 for services. The issuance of common stock provided 71% of the net loss amount. Essentially, accounts payable and accrued salaries of $2,139,186 provided the additional 26% of the funding for the net loss.

The Company plans to continue the policy of financing its operations primarily through issuance of common stock for cash and services until such time as the development stage is completed.




RESULTS OF OPERATIONS



Revenues

Twelve Months Ended December 31, 2000 Compared to The Twelve Months Ended December 31, 1999

     The Company has been in a developmental stage since May 18, 1998. Net Revenues for the twelve months ended December 31, 2000 were $446,560 comprising sale of merchandise of $236,357, consulting services of $174,300 and membership fees of $35,903. Revenues for the twelve months ended December 31, 1999 were $53,418 from consulting services.

     The increase in sales of merchandise for the twelve months ended December 31, 2000 resulted from the Company's service agreement with Personal Consumer Services, Inc. (PCS), a member-based consumer products organization. Consulting services are for third party Web site design and management which are a result of the acquisition of Thunderstick. Membership fees are for the wholesale buying club (PCS ) which allows its members to purchase goods at wholesale prices plus a 10% processing fee using the Internet. In November, 2000 and January 2001, the Company closed the PCS Birmingham, AL and Atlanta, GA offices, respectively. The offices were small, and poorly designed to accommodate the expansion plans of the Company. The membership and customer service requirements were being handled by a third party, Absolute Quality, through their service bureau outside of Washington, DC. The Company expects to build or acquire a showcase facility as soon as the proceeds from the sale of the registered securities described in the memorandum become available. Outstanding consulting contracts have been completed, and in 2001 Thunderstick's efforts will be focused on developing the Company's Web site. Therefore, it is projected there will be no income from consulting services in the near future.

From Inception May 18, 1988 to December 31, 2000

     The Company revenues earned since inception were $499,978. The revenues from sales were $236,357 or 47% of the total revenues from inception. The consulting income was $227,718 which is 46% of the total revenues, over the same period. The membership fees, all earned in the year 2000, were only 7% of the revenues.

Operating  Expenses

Twelve Months Ended December 31, 2000 Compared to The Twelve Months Ended December 31, 1999

     Total Operating Expenses other than Cost of Sales for the twelve months ended December 31, 1999 were $2,277,807 compared with $4,128,985 for the same period in 2000, an increase of 81%. Cost of merchandise, $214,322, was 91% of sales revenues.

     Salaries and related costs increased from $430,581 for the twelve months ended December 31, 1999 to $665,624 for the twelve months ended December 31, 2000; a 54% increase. This is primarily attributable to the Company's hiring of executives in key positions in order to begin operations and for the payment of compensation to the personnel of Thunderstick. At year end, four executives left the Company with annual salaries of $240,000. They have not been replaced.



                                     21


     Consulting fees increased by $538,539 (78%) from $688,213 for the twelve months ended December 31, 1999 to $1,226,752 for the twelve months ended
December 31, 2000. Consulting fees were expended mostly for developing a marketing plan.

     Research and development costs are primarily to develop the Company's Web site. In 1999, development costs were $121,072 as compared with $606,596 in the year 2000, an increase of $485,524 or 401%. Most of research and development costs involve payments to consultants for their services.

     General and Administrative expenses increased from $1,014,331 for the twelve months ended December 31, 1999 to $1,560,853 for the same period in 2000. The increase of 54% is primarily the result of increased accounting and auditing fees of $70,671 and increased investor relations costs $256,902. Included in general and administrative expenses is the total write off of the purchase of CrossCheck Corp. of $169,030 in the year 2000.

From Inception May 18, 1988 to December 31, 2000

     Since inception, the Company has expended $2,836,363 for general and administrative activities. The general and administrative expenses account for 42% of total operating expenses, since inception. Other operating expenses were: consulting expenses, $1,943,423 (29% of total), salaries and benefits, $1,16,080 (17% of total), research and development $737,668 (11% of total), and Depreciation and amortization $92,205 (1% of total), from inception to December 31, 2000.

Income Tax

     The Company had net operating losses (NOBS) of $6,087,453 at December 31, 2000, primarily because of expenses associated with development stage activities. These NOBS and corresponding estimated tax assets, computed at a 35% tax rate, expire at various dates through the year 2019. Realization of deferred tax assets associated with the NOL is dependent upon generating sufficient taxable income prior to their expiration.

     Management believes that as there is a risk that these NOBS may expire unused, they have established a 100% valuation allowance against them and have not recognized any tax benefit to the NOBS.


LIQUIDITY, CAPITAL RESOURCES AND CAPITAL COMMITMENTS


Twelve Months Ended December 31, 2000 Compared to The Twelve Months Ended December 31, 1999

     For the twelve months ended December 31, 2000, net cash used by operations was $1,223,745 principally due to the year-to-date loss of $3,897,711. This was partially offset by depreciation of $57,760, amortization of $11,399 and shares issued for services in the amount of $2,013,506, while current assets and liabilities provided $591,301. For the year ended 1999, net cash used by operations was $918,833 which was offset by depreciation and amortization of $23,610 and shares issued for services of $479,503, while current assets and liabilities provided cash of $803,320.

     Cash used by investing activities for the twelve months ended December 31, 2000 were principally related to the investment in software $36,750 and the addition of computer and office equipment in the amount of $98,120. For the year ended December 31, 1999, cash used in investing activities was $61,788, primarily for the acquisition of property and equipment amounting to $79,603.

     The Company anticipates that the current working capital deficiency of $2,157,218 will be supplemented in the short term by the sale of common stock and short term borrowing.

     For a description of certain factors that could adversely affect the Company's future capital requirements and the adequacy of its available funds, including factors that are beyond the Company's control, see the discussion under Note 2 to the financial statements attached hereto for the year ended December 31, 2000.



                                      22


From Inception May 18, 1988 to December 31, 2000

     The net cash outflow from operations was $2,205,133, over the period May 18, 1998 to December 31, 2000. Primarily, through issuance of common stock, the Company obtained the funds need to pay for the operating cash deficiency and the investment of $255,749 in property, equipment, and other assets. The use of debt was limited to $43,000 of advances on notes payable.

     The net loss of the Company was $6761,661. The loss was essentially financed through issuance of $2,390,834 common stock for cash and $2618,249 for services. The issuance of common stock provided 74% of the net loss amount. Essentially, the accounts payable of $1,451,773 and accrued salaries of $339,127 provided the additional 26% of the funding for the net loss.

     The Company plans to continue the policy of financing its operations through issuance of common stock for cash and services until such time as the development stage is completed.



                           DESCRIPTION OF PROPERTY



     The Company's executive offices are located at 3 Glen Road, Sandy Hook, Connecticut 06482 and the term of the Lease is one (1) year having commenced on July 1, 2001. The Company pays a base monthly rental of $800 and an additional $560 quarterly for maintenance, taxes and city services.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     Directors,  Officers and  Shareholders of the Company,  John Folger and Ann
Jameson, have entered into various transactions with the Company since inception. In the years 1999 and 2000, they deposited cash of $863,440 and withdrew cash of $553,442. They loaned their personal shares of the Company that were used to pay vendors valued at $267,235. They also loaned their shares for the acquisition of Thunderstick and Megappliance valued at $39,720.

     As of December 31, 1998, PCNI was wholly owned by John Folger. During 1999, the Company made payments totaling $190,622 on behalf of PCNI. It was determined that this amount would not be collected by the Company and therefore written off against the amounts payable to related parties. In year 2000, John Folger and Ann Jameson received 2,857,142 common shares of the Company valued at $320,000 in payment of a significant portion of their loan. The balance of the loan due them on December 31, 2000 was $106,330.



           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS



Market for Stock

     Registrants common stock is currently traded on the National Association of Security Dealers, Inc.'s Over-the-Counter Bulletin Board under the symbol BYIT.

     The following table shows the range of reported low bid and high bid per share quotations for our common stock for the periods indicated. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                      Low Bid       High Bid
1999
         First Quarter.................................0.430          0.900
         Second Quarter................................0.350          0.560
         Third Quarter.................................0.150          0.460
         Fourth Quarter................................0.090          1.563

2000
         First Quarter.................................0.625          1.875
         Second Quarter................................0.313          1.156



                                        23




         Third Quarter.................................0.260          0.520
         Fourth Quarter................................0.060          0.090

Penny Stock Regulation

     Our shares are subject to the Penny Stock Reform act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price less than $5.00. The penny stock rules require a broker-dealer prior to a non-exempt transaction to deliver a standardized risk disclosure document and make a special determination that penny stocks are a suitable investment for each investor. In addition the broker-dealer must receive the investor's written agreement to the transaction. These disclosure requirements may have the affect of reducing the level of trading activity in our stock and make it more difficult for you to resell your stock in our Company.

                                       24

Shareholders

     The approximate number of holders of record of the Common stock as of the date of this prospectus is 4,700 inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

Dividend Policy

     We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.




                         EXECUTIVE COMPENSATION



     The following table sets forth the compensation paid to certain executive officers of the registrant for the three years ended December 31, 2000:

                       Summary Compensation Table


Name and                                                            Other
Principal                            (a)                             Annual
Position             Year         Salary          Bonus        Compensation

John Folger
President, CEO       2000      $  75,000           --             9,932(1)
and Director         1999         75,000           --             4,226
                     1998(3)
Ann Jameson
Vice President       2000      $  75,000           --             4,250(2)
Secretary-           1999         75,000           --             4,250
Treasurer            1998(3)
and Director



                                         Awards                     Payouts
                                ------------------------           ----------
Name and                        Restricted
Principal                          Stock       Options/               LTIP
Position              Year       Awards(#)   SARS(#)Payouts

John Folger
President, CEO        2000          --                 --              --
and Director          1999          --            870,000              --
                      1998(3)

Ann Jameson
Vice President        2000          --                 --              --
Secretary-            1999          --            750,000              --
Treasurer             1998(3)
and Director



(1)  Includes Auto Allowance and Medical Insurance
(2)  Includes Auto Allowance Only
(3)  There was no Officers Payroll for the year 1998

Directors are not paid or reimbursed for attending meetings.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS



     Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intent,", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.



                                       25







                           HOUSEHOLD DIRECT.COM, INC.
                         INDEX TO FINANCIAL STATEMENTS




CONTENTS

Independent Auditors' Report                                       F-1

Consolidated Balance Sheet at December 31, 2000                    F-2 to F-3

Consolidated Statements of Operations for the
years ended December 31, 2000 and 1999 and from
Inception to December 31, 2000                                     F-4
Consolidated Statements of Cash Flows for the
years ended December 31, 2000 and 1999 and from
Inception to December 31, 2000                                     F-5 to F-7

Consolidated Statements of Shareholders' Deficit
for the years ended December 31, 2000 and 1999
and from Inception to December 31, 2000                            F-8 to F-11

Notes to Consolidated Financial Statements                         F-12 to F-25

Consent of Certified Public Accountant                             F-26





Consolidated Balance Sheets for the nine months
ended September 30, 2001                                          F-27

Consolidated  Statements of Operations  for the
nine Months ended  September 30, 2001 and  2000,
three  Months  ended  September  30,  2001 and  2000,
and from inception on May 18, 1998 to September 30, 2001          F-28 to F-29


Consolidated  Statements  of Cash Flows for the nine
Months ended  September 30, 2001 and 2000, and from
inception on May 18, 1998 to September 30, 2001                   F-30 to F-31


Consolidated Statements of Shareholders' Deficit
for the years ended December 31, 2000 and 1999
and from Inception to December 31, 2000                            F-32 to F-35


Notes to Consolidated Financial Statements                         F-36 to F-40




                          Independent Auditors' Report

To the Board of Directors
HouseHold Direct.com, Inc.
900 Main Street South
Southbury, CT 06488

We have audited the accompanying consolidated balance sheet of HouseHold Direct.com, Inc. (a development stage enterprise) as of December 31, 2000 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of HouseHold Direct.com, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of HouseHold Direct.com, Inc. as of December 31, 1999 and for the year then ended and for the period from May 18, 1998 (inception) to December 31, 1999 were audited by other auditors whose report dated June 9, 2000 expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the general-purpose financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall general-purpose financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HouseHold Direct.com, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that HouseHold Direct.com, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, HouseHold Direct.com, Inc. is a development stage Company that has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Bloom and Company, LLP
Hempstead, New York
March 31, 2001

                                       F-1







                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2000



                                     Assets

Current assets:
Cash and cash equivalents                                            $     --
Prepaid expenses and other current assets                               4,600
Inventory                                                              64,056
                                                                      -------

         Total current assets                                          68,656

Property and equipment, net                                           113,989

Intangible assets, net                                                 41,991
Other assets - contracts receivable                                    58,500
Deposits as security                                                    7,564
                                                                    ---------

         Total assets                                               $ 290,700
                                                                      =======




The accompanying notes are an integral part of these consolidated financial statements.


                                       F-2


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2000
                                   (CONTINUED)



                      Liabilities and Shareholders' Deficit

Current liabilities:
     Accounts payable                                              $ 1,451,773
     Accrued salaries                                                  500,324
     Current portion of note payable                                     8,072
     Amounts payable to related parties                                265,705
                                                                    ----------

         Total current liabilities                                   2,225,874

Note payable, net of current portion                                    23,031
Deferred revenue                                                        54,000

Commitments and contingencies

Shareholders' deficit:
Common stock, 50,000,000 shares of $0.001 par value
         authorized; 34,145,276, Shares issued and outstanding
         at December 31, 2000                                           34,145
     Additional paid-in capital                                      4,749,666
     Common stock subscriptions receivable                             (34,355)
     Deficit accumulated during the
      development stage                                             (6,761,661)
         Total Shareholders' deficit                                (2,012,205)
                                                                     ---------

         Total liabilities and shareholders' deficit            $      290,700
                                                                    ==========


The accompanying notes are an integral part of these consolidated financial statements.


                                       F-3


                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                       For Year Ended            May 18, 1998
                                          December 31,          (Inception) to
                                          ------------
                                      2000           1999     December 31, 2000
                                      ----           ----     -----------------
Revenues:
 Consulting services              $  174,300      $   53,418    $     227,718
 Membership Fees                      35,903              --           35,903
 Sales                               236,357              --          236,357
                                   ---------         -------        ---------

Total revenues                       446,560          53,418          499,978
Cost of sales                        214,322              --          214,322
                                   ---------         -------         --------

Gross profit                         232,238          53,418          285,656

Operating expenses:
 Salaries and benefits               665,624         430,581        1,116,080
 Research and development            606,596         121,072          737,668
 Depreciation and amortization        69,159          23,610           92,205
 Consulting fees                   1,226,753         688,213        1,943,422
 General and administrative        1,560,853       1,014,331        2,836,363
                                   ---------       ---------        ---------

Total operating expenses           4,128,985       2,277,807        6,725,739
                                   ---------       ---------        ---------

Loss from operations              (3,896,747)     (2,224,389)      (6,440,083)
                                   ---------       ---------        ---------

Other expense:
 Interest expense                        964             877            1,841
 Loss from subsidiary PCNI                --              --          319,737
                                  ----------       ---------        ---------

     Total other expense                 964             877          321,578
                                  ----------       ---------        ---------

Net income before income tax      (3,897,711)     (2,225,266)      (6,761,661)
Income tax provision                      --              --               --
                                  ----------       ---------        ---------

Net loss                        $(3,897,711)    $(2,225,266)     $(6,761,661)
                                  =========       =========        =========

Net loss per weighted average
 share of common stock
 outstanding                      $ (.16)         $ (.12)           $ (.33)
                                     ===             ===               ===

Weighted average number of
 shares of common stock
 outstanding                    24,409,500       17,902,094       20,383,377
                                ==========       ==========       ==========

The accompanying notes are an integral part of these consolidated financial statements.


                                    F-4



                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                               For Year Ended     May 18, 1998
                                                  December 31,   (Inception) to
                                                 ------------      December 31,
                                             2000          1999         2000
                                             ----          ----         ----


Cash flows from operating activities
Net loss                                 $(3,897,711) $(2,225,266) $(6,761,661)
Adjustments to reconcile net loss
 to net cash used in operating
 activities:
Depreciation                                  57,760       21,530        78,726
Goodwill Amortization                         11,399        2,080        13,479
Services in exchange for stock
 and options                               2,013,506      479,503     2,618,249
Interest paid with stock                          --           --        20,500

(Increases) decreases in
 operating assets:
Accounts receivable                          (58,500)      (4,600)     (63,100)
Prepaid expenses and other
  current assets                               9,565       (9,565)          --
Deferred Compensation                         15,000           --           --
Inventory                                    (64,056)          --      (64,056)
Increases (decreases) in operating
 liabilities:
Accounts payable                             780,432      655,099    1,451,773
Amounts payable to related parties          ( 84,277)     162,386      107,830
Deferred revenue                              54,000           --       54,000
Accrued Salaries                            ( 60,873)          --      339,127
                                            ---------    ---------    --------

Net cash used in operating activities     (1,223,755)    (918,833)  (2,205,133)
                                           ---------      -------    ---------

Cash flows from investing activities:
Cash acquired from acquisition of
 Thunderstick
 investment in Megappliance                       --       17,815    (  18,720)
Purchase of software                         (36,750)         --     (  36,750)
Additions to property and equipment          (98,120)     (79,603)   ( 192,715)
Deposits as security                         ( 7,564)          --    (   7,564)
                                             -------     --------     --------

Net cash used in investing activities       (142,434)     (61,788)    (255,749)
                                             -------       ------      -------

Cash flows from financing activities:
Stock issued for cash                      1,311,694      902,179    2,390,834
Cash received on stock
 subscriptions receivable                         --       38,645       38,945
Advances on notes payable                     32,000       11,000       43,000
Payments on notes payable                 (    8,518)   (   3,379)     (11,897)
                                            --------     --------    ---------

 Net cash provided by
 financing activities                      1,335,176      948,445    2,460,882
                                           ---------     --------    ---------

                                        F-5


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)




                                              For Year Ended       May 18, 1998
                                                December 31,     (Inception) to
                                                ------------       December 31,
                                            2000            1999       2000
                                            ----            ----       ----

Net increase (decrease) in cash            (31,013)      ( 32,176)   $     --

Cash, beginning of period                   31,013         63,189          --
                                            ------         ------      ------

Cash and cash equivalents, end of period        --       $ 31,013     $    --
                                            ======         ======      ======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION

Cash paid during the period
 for interest                              $   964       $    877    $  2,494
                                              ====           ====       =====

Cash paid during the period
 for income taxes                               --             --          --
                                              ====           ====       =====


The accompanying notes are an integral part of these consolidated financial statements.




SUPPLEMENTAL INFORMATION

The Company had the following non-cash transactions since inception:

1998

1. The Company issued 10,000,000 shares for the acquisition of PCNI for $10,000.

2. The Company issued 914,000 shares valued at $100,540 for services.

3. The Company issued 175,905 shares in lieu of $20,500 interest payable on a note payable.

4. The Company received subscriptions for 200,000 shares for $50,000.


                                   F-6




                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


1999

1.       The Company issued 1,488,800 shares for services valued at $369,372.
2.       The Company received subscriptions for 50,000 shares valued at $23,000.
3. The Company borrowed 624,000 shares of common stock from stockholders in order to consummate the Thunderstick and Megappliance acquisition and reclassified $9,999 payables to related parties as paid-in capital.
4.       The Company issued 2,445,000 options for services valued at $125,131.


2000

1. The Company issued 100,000 shares to acquire a public company shell (CrossCheck) valued at $34,642.

2. The Company issued 124,000 shares to pay related parties loans in the amount of $39,720.

3. The Company issued 2,924,286 shares to pay accrued salaries and bonuses valued at $166,504. Of these shares, 1,785,714, which were valued at $101,328, were issued to two shareholder-officers of the Company.

4. The Company issued 2,922,435 shares valued at $660,892 for investor relations and professional services.

5. The Company issued 2,857,142 shares valued at $162,125 to repay loans made to the Company by officer-shareholders.

6. The Company issued 356,095 shares valued at $151,285 to consultants for research and development of the Company's Web site.

7. The Company issued 624,000 shares to pay back shares related parties lent to the Company so the Company could purchase Thunderstick, 500,000 shares, and Megappliance, 124,000 shares. Furthermore, the Company issued 500,000 shares in connection with the acquisition of Thunderstick

8. The Company issued 1,000,000 shares in exchange for $50,000 in cash and consulting services valued at $474,266.



                                   F-7


                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT



                            Common Stock          Additional      Stock
                            ------------            Paid-in    Subscriptions
                         Shares     Par Value       Capital      Receivable
                         -------    ---------      --------    -----------
1998

Reinstatement and
 Recapitalization,
May 18, 1998             1,000,000    1,000      $      --       $     --
Stock issued for
cash                     1,627,095    1,627        174,334             --
Stock issued for
  Services                 914,000      914         99,626             --
Stock issued for
  Purchase of PCNI      10,000,000   10,000             --        (10,000)
Sale of PCNI                    --       --             --              1
Stock issued in lieu
  of interest              175,905      176         20,324             --
Stock issued for
  Subscriptions
  receivable               200,000      200         49,800        (50,000)
Net loss                                 --             --             --
                         ----------  -------     ---------        -------

Balance, December
   31, 1998             13,917,000   13,917        344,084        (59,999)

1999
----
Stock issued for cash    4,784,504    4,785        897,394             --
Stock issued for
  services               1,488,800    1,489        367,883             --
Stock issued for
  subscriptions
  receivable                50,000       50         22,950        (23,000)
Cash received on
  stock subscriptions
  receivable                    --       --            --          38,645
Reclassify related
  party payable                 --       --            --           9,999
Options granted for
 services                       --       --            --              --
Deferred
Compensation
Net Loss                        --       --            --              --
                        ----------    -----      --------         --------

Balance, December
   31, 1999             20,240,304  $20,241    $1,632,311        $ (34,355)



                                    F-8



                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT


                                                                       Deficit
                                                          During        Total
                            Options        Deferred    Development  shareholders
                          Outstanding    Compensation     Stage        Deficit
                          -----------    ------------  -----------   ----------
1998

Reinstatement and
 Recapitalization,
May 18, 1998                      --                     $    --     $    1,000
Stock issued for
cash                              --                          --        175,961
Stock issued for
  Services                        --                          --        100,540
Stock issued for
  Purchase of PCNI                --                          --             --
Sale of PCNI                      --                          --              1
Stock issued in lieu
  of interest                     --                          --         20,500
Stock issued for
  Subscriptions
  receivable                      --                          --             --
Net loss                          --                    (638,684)      (638,684)
                             -------        --------     -------       ---------

Balance, December
   31, 1998                       --                    (638,684)      (340,682)

1999
----
Stock issued for cash             --                          --        902,179
Stock issued for
  services                        --                          --        369,372
Stock issued for
  subscriptions
  receivable                      --                          --             --
Cash received on
  stock subscriptions
  receivable                      --                          --         38,645
Reclassify related
  party payable                   --                          --          9,999
Options granted for
 services                    125,131                          --        125,131
Deferred
Compensation                               15,000                        15,000
Net Loss                         --           --       (2,225,266)   (2,225,266)
                           --------      --------      -----------   ----------

Balance, December
   31, 1999                $125,131      $ 15,000    $ (2,863,950)   (1,105,622)



                                    F-9





                      HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                   (CONTINUED)




                            Common Stock          Additional      Stock
                            ------------            Paid-in    Subscriptions
                         Shares     Par Value       Capital      Receivable
                         -------    ---------      --------    -----------
2000

Stock issued for cash,
  rights offering         408,359       408      122,099              --
Stock issued for cash   2,212,655     2,213    1,136,974              --
Stock issued for cash
   and services         1,000,000     1,000      523,266              --
Stock issued for
 Services:
   Salaries             2,924,286     2,924      163,580              --
   Investor relations,
      etc.              2,922,435     2,922      657,970              --
   Repay loans          2,857,142     2,857      159,268              --
   Research and
   Development            356,095       356      150,929              --
Stock issued to
    return shares
     used  to acquire
     Thunderstick and
     Megappliance         624,000       624       39,096             --
Stock issued to
  purchase Thunderstick   500,000       500        4,500             --
Stock issued to
  purchase corporate
  shell (CrossCheck)      100,000       100       34,542             --
Deferred Compensation
Net Loss                       --        --        --                --
                       ----------   -------       -------      ---------
Balance, December
   31, 2000            34,145,276   $34,145   $4,624,535     $(  34,355)
                       ==========   =======   ==========       =========

The accompanying notes are an integral part of the financial statements.




                                  F-10


                      HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                   (CONTINUED)



                                                                      Deficit
                                                         During        Total
                            Options        Deferred    Development  shareholders
                          Outstanding    Compensation     Stage        Deficit
                          -----------    ------------  -----------   ----------
2000

Stock issued for cash,
  rights offering               --                          --         122,507
Stock issued for cash           --                          --       1,139,187
Stock issued for cash
   and services                 --                          --         524,266
Stock issued for
 Services:
   Salaries                     --                          --         166,504
   Investor relations,
      etc.                      --                          --         660,892
   Repay loans                  --                          --         162,125
   Research and
   Development                  --                          --         151,285
Stock issued to
    return shares
     used  to acquire
     Thunderstick and
     Megappliance               --                           --          39,720
Stock issued to
  purchase Thunderstick         --                           --           5,000
Stock issued to
  purchase corporate
  shell (CrossCheck)            --                           --          34,642
Deferred Compensation                      (15,000)                    ( 15,000)
Net Loss                        --              --       (3,897,711) (3,897,711)
                           --------        --------        ---------  ----------
Balance, December
   31, 2000             $  125,131        $     --     $(6,761,661) $(2,012,205)
                         =========        ========        =========   =========

The accompanying notes are an integral part of the financial statements.


                                 F-11


                         HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION

On January 2, 1992, RDI Marketing, Inc. ("RDI") (AKA HouseHold Direct.com) was formed as a Florida corporation. Upon formation, RDI issued 1,000 shares of common stock. RDI essentially remained dormant with no direct or indirect business activity until reinstatement on May 18, 1998. On May 18, 1998, RDI adopted a plan of recapitalization whereby the 1,000 shares of common stock were converted into 1,000,000 shares of .001 par value common stock. In addition to the recapitalization on May 18, 1998, RDI filed a disclosure statement under Rule 15C2-11 of the Securities and Exchange Act of 1934 (hereafter the "Exchange Act") with the National Association of Securities Dealers ("NASD"). As a result, commencing on June 11, 1998, RDI's common stock was quoted on the OTC Bulletin Board.

On July 10, 1998, RDI exchanged 10,000,000 shares of common stock for all of the outstanding stock of Preferred Consumer Network International, Inc. ("PCNI").

PCNI, incorporated on June 13, 1997, was engaged in the business of developing and operating a wholesale buying club that, in addition provided buying, marketing and financial services to third party owned wholesale buying clubs. The traditional buying club business model (the "Traditional Model") being utilized by PCNI was predicated on the sale of memberships to the general public, which memberships entitled the holders to purchase goods and services through the wholesale buying club at wholesale prices (exclusive of separately charged taxes, handling and shipping charges and a processing fee of up to 10%). During the fourth quarter of 1998, RDI elected to suspend development and implementation of the Traditional Model in preference to a new business model (the "New Model") predicated on the mass marketing (through telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the Old Model were suspended and PCNI became inactive. Subsequently, RDI sold all of the issued and outstanding capital stock of PCNI to Mr. John Folger (the President, a member of the Board of Directors and a principle shareholder of
RDI) for nominal consideration of $1.00.

RDI, in furtherance of the development of the New Model, entered into several acquisitions during 1999. On May 7, 1999, the Company acquired all of the common stock of Thunderstick LLC in exchange for 1,000,000 shares of the Company's common stock. A shareholder loaned 500,000 shares to the Company and the shares were given as 50% of the consideration to the former shareholders of Thunderstick. The Company recorded a liability of $5,000 as due to the former owner of Thunderstick, pending the issuing of an additional 500,000 shares. In May 2000, the Company issued the additional 500,000 shares to the former shareholders of Thunderstick and charged off the liability. Thunderstick, through its wholly-owned affiliate Thunderstick Software, LLC, is engaged in the business of developing and marketing Internet software which will be utilized to support the Company's Web site and e-commerce operations and in providing similar services, on a consulting basis, to third parties.

 In July, 1999, RDI, changed its corporate domicile from Florida to Delaware, and its name to HouseHold Direct.com, Inc. (the "Company"). These changes were effectuated by merging the Company into its wholly-owned Delaware subsidiary, and such merger had no impact on the shareholders or the capital accounts of the Company.


                                  F-12


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION (Continued)

In September, 1999, the Company entered into an acquisition agreement with Megappliance, Inc. ("Mega") pursuant to which the Company agreed to acquire a Web site (including software, technology and related commercial relationships) in exchange for 124,000 shares of the Company's common stock.

On March 9, 2000, the Company executed an Agreement and Plan of Merger with CrossCheck Corp., a Colorado corporation ("Cross") and a Letter Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross (which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve "successor issuer" status under the Exchange Act. In connection with such merger which was consummated on March 20, 2000, the Company paid $150,000 in cash and issued 100,000 shares of common stock of the Company to the former shareholders of Cross. The Company expensed the acquisition in the second quarter of 2000 in the amount of $164,130.

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuation of the Company as a going-concern. However, the Company is in the development stage, and since inception has been engaged primarily in raising capital and developing its Web site, product, and market strategy. The Company has not generated significant revenues from operations, and in the course of funding product and Web site development and other start-up activities, has experienced cumulative net losses of $6,761,661 for the period from May 18, 1998 (inception) to December 31, 2000, and has used cash in operations of $2,205,133 for the period from May 18, 1998 (inception) to December 31, 2000. The Company expects that it will continue to incur net operating losses as it expends substantial resources on Web site development and sales and marketing in an attempt to capture market share and develop market recognition. Management is continually trying to raise additional capital through issuance of stock and debt. Management of the Company believes that the additional capital that is expected to be raised in the future will be sufficient to cover its working capital needs until the Company's revenue volume reaches a sufficient level to cover operating expenses. The absence of assurances of additional capital, raises a substantial doubt about the Company's ability to continue as a going-concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                   F-13

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

Research and Development Costs

Research and development costs are expensed as incurred.

Start-up Costs

The Company has implemented the Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," (SOP 98-5) which requires costs of start up activities to be expensed as incurred.

Revenue Recognition

Revenue for services is recognized when the service is rendered, while product revenue is recognized when the product is shipped to the customer. Revenue consisted of products sold and shipped pursuant to the operating agreements with PCNI and PCS, consulting services performed by Thunderstick, and service income earned related to the contract entered into with Personal Consumer Services, Inc. ("PCS").

Deferred Revenues

Deferred revenues, as presented on the balance sheet, relate to unpaid service agreement fees to be paid by PCS from uncollected accounts receivable of Personal Consumer Services, Inc (PCS). Due to the uncertainty of collection history of PCS, only the fee actually paid by PCS to the Company during the year and the first two months of 2000 were recorded as revenue. Only revenues projected to be collected in the next year are shown as current.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, ranging from three to five years. Maintenance and repair costs are expensed as incurred.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments," requires disclosure about the fair value of all financial assets and


                                  F-14


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities for which it is practicable to estimate. At December 31, 2000, the carrying value of all of the Company's accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short-term nature. The note payable carrying value approximates fair value based on the borrowing rate currently available for similar loans

Goodwill/Intangibles

Goodwill reflects the excess of purchase price over the fair value of net assets purchased and is amortized on a straight-line basis over 3 years.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined principally on the average cost method. Inventory of merchandise available for resale was $64,056, at December 31, 2000:

Common  Stock Issued for Consideration Other Than Cash

When common stock is issued for consideration other than cash, the fair market value of the stock or the fair market value of the property or services, whichever is more objectively determinable is used to record the transaction. The quoted market values of the shares, restricted as to marketability, are discounted for limited liquidity. The discount factor is computed as the difference between the average price of the shares issued for cash, computed from the beginning of the year until the date of transaction, and the market price of the shares at the date of transaction. The average cash prices, during the current year, are used: to recognize substantial yearly changes in the nature and size of the Company's operations; to reduce the impact of random price movements associated with low volume transactions; and to incorporate recently available market value information.

Website Development Costs

The Company accounts for website development costs in accordance with the AICPA Statement of Position 98-12, "Accounting for the Costs of Computer Software
Developed or Obtained for Internal Use". Computer software costs that are incurred in the preliminary project stage are expensed as incurred. Internal and external costs incurred to develop


                                    F-15



                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

internal-use software during the application development stage are capitalized. Post implementation and operation costs of training and maintenance are expensed as incurred.

Loss per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Net loss per share has been stated for all periods presented in accordance with SFAS No. 128.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes, reflecting the net tax effects of temporary differences between the carrying amount of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income ax purposes, are based on tax laws currently enacted. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE 3.  ACQUISITIONS AND SALES

Preferred Consumer Network International, Inc. ("PCNI")

On July 10, 1998, the Company acquired PCNI in exchange for 10,000,000 shares of common stock at $0.001 par value per share. This acquisition was accounted for by using the purchase method of accounting, and accordingly the deficit assumed was initially recorded by the Company based on estimated fair values at the date of acquisition:



               Deficit                               $   (693,716)
               Goodwill                                   703,716
                                                          -------
               Purchase consideration                $     10,000
                                                          =======


On December 31, 1998, the Company sold PCNI to a major shareholder of the Company for $1 and the payment by Mr. Folger to the Company of $190,622 due from PCNI to the Company. Two officers of the Company are currently involved in winding up the business of




                               F-16



                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3.  ACQUISITIONS AND SALES (Continued)

Preferred Consumer Network International, Inc. PCNI had entered into an operating agreement with United Buyers Service of Massachusetts and Connecticut, which was engaged in the sale of memberships in and the operation of a consumer wholesale buyers club. As a result of the failure of these businesses, certain payroll taxes were left unpaid. The Internal Revenue Service ("IRS") has instituted collection of the payroll taxes and placed liens on certain real property of Mr. Folger and Ms. Jameson. Both parties are currently attempting to obtain and complete a settlement of the IRS claims.

Thunderstick, Inc.

On May 7, 1999, a related party loaned to the Company 500,000 shares of .001 par value per share personally held common stock (par value $5,000) of the Company which the Company utilized for 50% of the purchase consideration for all of the stock of Thunderstick. The Company agreed to replace the shares so applied and therefore, $5,000 was included in amounts payable to related parties at December 30, 1999. The outstanding portion, 500,000 shares of common stock (par value $5,000), was issued in May 2000 by the Company from its authorized but unissued common stock.

This acquisition was accounted for by using the purchase method of accounting, and accordingly the equity assumed was initially recorded by the Company based on estimated fair values at the date of acquisition:


                 Equity                               $   28,580
                 Negative goodwill                       (18,580)
                                                          ------

                 Purchase consideration               $   10,000
                                                          ======


The market value of the Company's shares on May 7, 1999 was $0.346 per share, equating to a value of $346,000. Based on the substance of the purchase agreement, as well as the underlying net assets of the acquired company, the transaction was recorded at fair value and subsequently written down to the par value of the Company's shares. The non-current assets of the purchased company were reduced by the negative goodwill.


Megappliance, Inc. ("Mega")

On September 9, 1999, a related party loaned 124,000 shares of personally held stock of the Company valued at $34,720 to the Company which was utilized by the company to acquire certain asset of Mega. This acquisition was accounted for by using the purchase method of accounting, and accordingly the assets assumed were initially recorded by the


                                F-17


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3.  ACQUISITIONS AND SALES (Continued)

Company based on estimated fair values at the date of acquisition:



             Computer equipment                   $ 16,000
             Goodwill                               18,720
                                                    ------
             Purchase consideration               $ 34,720
                                                   =======


The Company replaced the shares so applied on August 2, 2000.

America's Hometown Brand Center Hometown Brand Center

In November 2000, the Company announced it had entered into an agreement to purchase 100% of the outstanding shares of America's Hometown Brand Center Hometown Brand Center, Inc. (AHBC). The agreement called for total cash payments of $350,000 in the first 90 days. $100,000 due at closing and $250,000 due within 90 days. The closing should have taken place on or before December 20, 2000. The Company did not have the cash available to make the initial payments. On January 25, 2001 the agreement was terminated.

NOTE 4.  RELATED PARTY TRANSACTIONS

 Directors, Officers and Shareholders of the Company, John Folger and Ann Jameson, have entered into various transactions with the Company since inception. In the years 1999 and 2000, they deposited cash of $863,440 and withdrew cash of $553,442. They loaned their personal shares of the Company that were used to pay vendors valued at $267,235. They also loaned their shares for the acquisition of Thunderstick and Megappliance valued at $39,720.

As of December 31, 1998, John Folger wholly owned PCNI. During 1999, the Company made payments totaling $190,622 on behalf of PCNI. It was determined that this amount would not be collected by the Company and therefore written off against the amounts payable to Mr. Folger. In year 2000, John Folger and Ann Jameson received 2,857,142 common shares of the Company valued at $162,125 in payment of a significant portion of their loan. The balance of the loan due them on December 31, 2000 was $265,705.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2000:


           Office equipment                  $   58,795
           Motor Vehicles                        49,565
           Computer equipment                    58,603
           Computer software                     25,452
                                                -------
                                                192,715
            Less:  accumulated depreciation   (  78,726)
                                               --------

                                              $ 113,989
                                                =======

Depreciation expense for the two years ended December 31, 2000 were $21,530 for 1999 and $57,760 for 2000.




                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 6.  FORMATION OF ADDITIONAL SUBSIDIARIES

During the year 2000, the Company formed additional wholly owned subsidiaries for the purpose of expanding and pursuing other related business opportunities; none of which subsidiaries are, or have been, actively engaged in business.

NOTE 7.  AGREEMENT WITH PERSONAL CONSUMER SERVICES, INC.

 During the early part of 1999, the Company entered into negotiations with Personal Consumer Services, Inc. (PCS), a third party wholesale buying club located in Atlanta, GA. In order to sustain PCS's operations and maintain their brand name integrity, the Company advanced PCS in 1999 $256,235 against their accounts receivable and prospective membership renewal fees. In 1999, because of the uncertain value of PCS's underlying accounts receivable and continued membership participations, the Company expensed $256,235 as bad debts.

In January 2000, the Company finally entered into a service agreement (the "Agreement") with PCS. The Company was to provide services for PCS members in exchange for a base fee and monthly retainer as defined in the Agreement. The Agreement expires in December 2005 with an option to extend the term for an additional five years. As of December 31, 2000, the value of what the Company is owed is approximately

$600,000 from PCS, of which $595,500 has been recorded as deferred revenue. The Company has had no prior history of collection on this receivable, which is secured by only membership, and accounts receivable of PCS that in most instances are at least one year old. Because of this fact, the Company has set up a reserve of $541,500 against the receivable which is offset as a reduction of deferred revenue. In 2000, the Company advanced $190,060 to sustain the PCS operation. Because of the uncertainty of the receivable, the Company expensed the advance of $190,060 as bad debts. In November, 2000 and January, 2001, the Company closed the Atlanta and Birmingham operations to conserve cash flow, respectively.


                                  F-18


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 8.  INTANGIBLE ASSETS/GOODWILL



       Investment CISI                            $36,750
       Investment Megappliance                     18,720
                                                   ------
        Total                                      55,470

       Less:  Accumulated Amortization             13,479
                                                   ------
                                                  $41,991
                                                   ======



For the two years ended December 31, 2000, amortization of Intangible Assets was $11,339 and $2,080, respectively.

NOTE 9.  PURCHASE OF CROSSCHECK CORP.("CROSS")

On March 9, 2000, the Company executed an Agreement and Plan of Merger with Cross and a Letter of Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross (which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve "successor issuer" status under the Exchange Act. In connection with such merger which was consummated on March 20, 2000, the Company paid $150,000 in cash and issued 100,000 shares of common stock of the Company to the former shareholders of Cross.

Pro-forma information is not presented for this acquisition since Cross was an inactive company with no significant assets and liabilities.

NOTE 10.  INCOME TAXES

 The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

The Company had NOLs of approximately $6,761,661 at December 31, 2000, primarily because of the development stage expenses. These NOLs and corresponding estimated tax assets, computed at 35% tax rate, expire as follows:





            Year loss       Expiration      Loss          Estimated
             incurred           Date       Amount         Tax Asset


                1998            2018    $   638,684      $   223,940
                1999            2019      2,225,266          778,843
                2000            2020      3,897,711        1,364,199
                                          ---------        ---------
         Total                            6,761,661        2,366,982
         Valuation Allowance                              (2,366,982)
                                                           ---------
                                                         $        --
                                                           =========


                                   F-19



                             HOUSEHOLD DIRECT.COMNC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Realization of deferred tax assets associated with the NOL is dependent upon generating sufficient taxable income prior to their expiration. Management believes that there is a risk that these NOLs may expire unused and, accordingly, has established a valuation allowance against them. The valuation allowance of $223,940 as of December 31, 1998 was increased by $778,843 and $1,364,199, in 1999 and 2000, respectively, as a consequence of recognizing additional deferred tax assets in those years.


NOTE 11.  NOTE PAYABLE

On April 7, 1999, the Company entered into a note payable agreement with a third party for $13,500. A $2,500 payment was made by the Company. The note payable bears interest at 12% per annum and requires monthly principal and interest payments of $518 beginning May 1, 1999. The balance of note payable, $2,020, is payable by May 1, 2001.

On August 18,2000, the Company entered into a note payable agreement with a third party for $35,525 to purchase an auto. A $540 payment was made by the Company at the signing of the agreement. The note bears interest at 2.16% which is an inducement by the auto Company to attract buyers. The Company has not discounted the value of the asset purchased to better reflect the market rate of interest. Monthly payments are $561.70 and the note expires on July 18, 2005.





                    2001                      $   6,052
                    2002                          6,212
                    2003                          6,376
                    2004                          6,545
                    2005                          3,898
                                                 ------
                                               $ 29,083
                                                 ======




NOTE 12.  COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain office space under an operating lease that requires monthly rental payments of approximately $2,522 and expires April 30, 2002. Total rent expense related to this lease totaled $22,698 for the year ended December 31, 1999 and $30,939 for the year ended December 31, 2000, and this information is included in general and administrative expenses in the accompanying consolidated statement of operations.

Future minimum lease payments are as follows:

Year ended December 31, 2000:



                     2001                                $ 31,866
                     2002                                   8,025
                                                          -------
                                                         $ 39,891
                                                          =======


                                  F-20



                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


Realization of deferred tax assets associated with the NOL is dependent upon generating sufficient taxable income prior to their expiration. Management believes that there is a risk that these NOLs may expire unused and, accordingly, has established a valuation allowance against them. The valuation allowance of $223,940 as of December 31, 1998 was increased by $778,843 and $1,364,199, in 1999 and 2000, respectively, as a consequence of recognizing additional deferred tax assets in those years.

NOTE 12.  COMMITMENTS AND CONTINGENCIES (Continued)

Internal Revenue Service Contingent Liability

PCNI, a temporary wholly owned subsidiary of the Company during five months in 1998, was subsequently purchased and is currently owned by another shareholder of the Company. PCNI has been assessed a tax liability by the Internal Revenue Service ("IRS") for taxes, related to wages paid to employees, for an approximate total amount of $83,000. It is the opinion of the Company's legal counsel that this liability will not significantly impact the Company. However, there is currently no legal determination as to whether the Company may be liable, at some point, for the entire amount. As of December 31, 2000, the Company recorded approximately $11,000 of this liability that was incurred during the time of temporary ownership. This amount is included in accounts payable in the accompanying consolidated balance sheets.

Officers Employment Agreements

During the year 2000, the Company had employment agreements with seven of its employees with annual salaries ranging from $75,000 to $120,000 per year and terms ranging from 2 to 5 years. Maximum annual incentive bonuses based on earnings range from $75,000 to $125,000 per year for three of the four contracts remaining currently. Four of the seven employees have resigned from the Company and their contracts have been cancelled.

The Company may be subject to other various legal proceedings and claims that arise in the ordinary course of business. Management currently believes that resolving these matter(s) will not have a material adverse impairment on the Company's financial position or its results of operations.



                                F-21


                             HOUSEHOLD DIRECT.COMNC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 13.  CAPITAL STOCK

Common Stock Shares  Issued

During 1998, the Company issued an aggregate of 12,917,000 shares of Common Stock at $.001 par value ("the Common Stock"). The aggregate consideration received by the Company in connection with the issuance of such shares consisted of (a) $175,961 in the form of cash payments, received in connection with the issuance of 1,627,095 shares, (b) $100,540 in the form of services performed for or an behalf of the Company received in connection with the issuance of 914,000 shares, (c) 175,905 shares issued in lieu of interest of $20,500: and (d) on December 28, 1998, the Company issued 200,000 shares at $0.25 per share to an unrelated third party under the terms of a stock subscription agreement; the amount is payable on demand.

The outstanding stock subscriptions are classified in the accompanying consolidated balance sheets and statement of changes in shareholders' deficit as a contra account to shareholders' deficit. No payments for stock subscriptions, were received as of December 31, 1998. The Company also received all of the outstanding shares of the capital stock of PCNI in connection with the issuance of (e) 10,000,000 shares of the Company's common stock. The 10,000,000 shares were recorded as common stock subscriptions receivable since it was deemed that the purchase of PCNI resulted in little to no value to the Company. During calendar year 1999, the Company issued an additional 6,323,304 shares of Common Stock ("the Additional Shares"); and in connection with such issuance received
(f) $902,179 in the form of cash in connection with issuance of 4,784,504 Additional Shares, (g) $369,372 in the form of services in connection with the issuance of 1,488,800 Additional Shares; and (h) on April 6, 1999, the Company issued 50,000 shares at $0.46 per share to an unrelated third party under the terms of a stock subscription agreement; the amount is payable on demand. The outstanding amounts are classified in the accompanying consolidated balance sheets and statement of changes in shareholders' deficit as a contra account to shareholders' deficit. A total amount of $38,645 was received as of December 31, 1999 in respect of all stock issued for subscriptions receivable. The $9,999 stock subscriptions receivable related to the PCNI transaction were reclassed against the amounts payable to related parties balance at December 31, 1999.

All stock for  services  were valued at the average  stock for cash value .01 to
 .50 in 2000 ($.19 in 1999 and $.11 in 1998). However, where specific values of services could be determined, those values were used to record the transactions.

The quoted market values of the shares, restricted as to marketability, were discounted for limited liquidity. The discount factor was computed as the difference between the average price of the shares issued for cash, computed from the beginning of the year until the date of transaction, and the market price of the shares at the date of transaction. The average cash prices, during the current year, are used: to recognize substantial yearly changes in the nature and size of the Company's operations; to reduce the impact of random price movements associated with low volume transactions; and to incorporate recently available market value information. The computed discount factors ranged between 37% to 47.6% of the market values in the year ended December 31, 2000,

Detail Stock Transactions

For the period from May 18, 1998 to December 31,  2000,  for the common stock of
the  Company,  the  dates  of  issuance,   number  of  shares  issued,  type  of
consideration received, and the value of the shares issued are presented below:

1998




                                                                  Number of
               Issue Date                      Shares               Amount
Stock issued
in for cash:
               May 18                         1,000,000         $    1,000
               August 20                        125,000             13,750
               October 2                        245,000             51,500
               October 6                        200,000                500
               October 20                        50,000              1,000
               October 9                        135,000              8,100
               November 6                       792,095             92,311
               November 24                       55,000              6,050
               December 3                        25,000              2,750
                                            -----------           --------

                                              1,727,095            176,961
Stock issued in lieu of interest:
              November 20                      175,905             20,500

Stock issued for acquisition of PCNI:
             July 10                       10,000,000             10,000
Stock issued for subscriptions receivable:
             December 28,                     200,000             50,000
Stock issued for
services:
             August 26                        100,000             11,000
             September 17                     180,000             19,800
             October 6                        224,000             24,640
             October 20                       100,000             11,000
             November 16                      210,000             23,100
             November 23                       25,000              2,750
             December 8                        50,000              5,500
             December 15                       25,000              2,750
                                             --------            -------

                                              914,000            100,540
                                              -------            -------

             Total 1998                    13,917,000          $ 358,001
                                           ==========            =======


                                  F-22

                             HOUSEHOLD DIRECT.COMNC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 13. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

1999
----

                                                              Number of
                      Issue Date                Shares                Amount
                      ----------                ---------            --------
Stock issued in
1999 for cash:
                      February 2                  150,000           $   35,500
                      February 11                 101,000               46,020
                      February 16                  50,000               23,000
                      February 18                 100,000               46,000
                      February 19                 250,000               98,250
                      February 23               1,300,000              130,000
                      February 25                 100,000               19,000
                      March 3                     369,109               60,189
                      March 8                     200,000               38,000
                      March 18                    550,000              136,355
                      March 19                    300,000               75,000
                      May 4                       505,000               11,870
                      May 14                      100,000               15,645
                      December 6                  494,117               80,000
                      December 20                 215,278               87,350
                                                ---------             --------

                                                4,784,504           $  902,179
Stock issued for
subscriptions receivable:
                      April 6                     50,000            $   23,000

Stock issued for
 services:
                      February 2                  150,000           $   57,300
                      February 11                 138,300               26,277
                      February 23                 195,000               37,050
                      March 1                     100,000               76,700
                      March 3                      50,000                9,500
                      May 4                        70,000               13,300
                      August 2                     15,000                2,850
                      August 9                    100,000               19,000
                      September 22                 86,500               16,435
                      December 6                  515,000               97,850
                      December                     69,000               13,110
                                               ----------             --------

                                                1,488,800              369,372

                      Total 1999                6,323,304          $ 1,294,551
                                                =========            =========



                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 13. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000




Stock issued in 2000 for cash:
                                            Number of
                 Issue Date                   Shares              Amount




                  January 3                   215,000          $  191,586
                  January 19                  385,000             292,600
                  April 3                     442,478             435,000
                  April 3                     180,000              90,000
                  May 31                      210,527              40,000
                  October 6                   408,359             122,507
                  October 20                  384,650              50,000
                  November 7                  145,000              25,000
                  November 27                 250,000              15,000
                                             ---------           ---------

                                              2,621,014           1,261,694
Stock issued for cash and services
                    January 3                 1,000,000          $  524,266

Stock issued to related parties as return of loan of shares:
                    August                      500,000               5,000
                    August 7                    124,000              34,720
                                                -------             -------

                                                624,000              39,720
Stock issued to officers in lieu of salaries:
                    December 11                  22,500                1845
                    December 27               1,785,714             101,328
                    December 27               1,116,072              63,330
                                              ---------            --------

                                              2,924,286             166,504

Stock issued for payment of loans made to the Company:
                    December 27               2,857,142             162,125

Stock issued to purchase corporate shell (CrossCheck):
                    May 8                       100,000              34,642

Stock issued to acquire consulting business (Thunderstick):
                    May 31                      500,000               5,000



                                 F-23



                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 13. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000



Shares issued for research and development- Website
      January 26                  200,000       $  131,067
      June 14                       3,800            1,011
      November 7                   82,570           10,412
      November 8                   69,725            8,794
                                   ------        ---------

                                  356,095          151,284

Stock issued for investor relations, consulting, technical, and professional fees:

      January 3                   125,000       $   98,300
      January 3                   125,000           98,300
      January 3                    50,000           39,320
      January 3                    25,000           19,660
      February 5                   50,000           24,641
      May 26                      300,000           81,657
      August 11                    40,000            9,898
      July 3                      100,000           22,889
      August 16                    40,000           11,135
      October 16                  230,000           33,353
      October 19                  200,000           25,220
      October 26                  500,000           69,354
      November 1                   50,000            6,305
      November 2                    8,000            1,110
      November 2                  500,000           69,354
      November 3                   35,435            4,915
      November 3                   25,000            3,468
      November 3                   32,000            4,439
      November 8                   32,000            4,035
      November 28                  45,000            5,107
      December 4                  360,000           24,967
      December 4                   25,000            1,734
      December 7                   25,000            1,734
                                   ------         --------

                                2,922,435          660,892
                                ---------         --------

      Total 2000               13,904,972      $ 3,006,128
                               ==========        =========



                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 14.  STOCK GRANTS, OPTIONS AND WARRANTS

The Company has a nonqualified stock option plan that provides for the granting of the options to employees and consultants. The option price, number of shares, and grant date are determined at the discretion of the Company's Board of Directors. Grantees vest in the options at various intervals as determined by the Board of Directors. Options granted under the plan are exercisable for a period of up to five years from the grant date. Options were also granted to third parties to obtain capital.

During the year 2000, no new options were granted and no options were exercised.

The balance of options and warrants outstanding as of December 31, 2000 is as follows:



      Date        Number of      Exercise     Expiration        Outstanding
     Issued         Shares        Price          Date              Value
     ------       ----------    ----------     -------------     ----------

     11/11/99       610,000        1.35          12/1/04        2,025,000
     11/11/99    2,800,000          .15          11/1/04          420,000
                                                                ---------

                   Value of options                             2,445,000
                                                                =========


The Company accounts for its stock based awards to employees using the intrinsic value method in accordance with APB 25, "Accounting for Stock Issued to Employees," and its related interpretations. Deferred compensation of $15,000 was recorded in accordance with APB 25. The fair value of each option grant was estimated in accordance with SFAS 123 using the Black-Scholes option-pricing model with the following weighted-average assumptions:

           1999


             Dividend Yield                       0.0%
             Expected Volatility                  0.294%
             Risk-free rate of return             6.8%
             Expected life                        5 Years



Compensation costs for stock options determined at the grant date in accordance with the fair value method consistent with SFAS 123, requires no additional amounts in compensation costs to be recognized for the years ended December 31, 1999 and 1998 as fair market value calculated using the Black-Scholes model, was lower than the option prices in all cases. Where options were issued to third parties for services rendered, the value of the consideration received is used to record the transactions, as allowed by SFAS 123. A total amount of $110,131 was recorded in 1999 on this basis. This amount is included in consulting fees in the accompanying consolidated statements of operations.


                              F-24




                           HOUSEHOLD DIRECT.COM, INC.
                          (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 15.  SUBSEQUENT EVENTS

In January 2001, the Company closed its offices in Atlanta, GA and Birmingham, AL to conserve cash flow because sales of products and new memberships were not significant. The Company Web site was not ready and therefore the employees located there had a minimal amount of productive work to do. To conserve cash flow, the Company closed the office.

In order to fund the Company's ongoing operations in 2001, the Company has had to borrow $200,000 from corporate associates. The terms of the notes are:



   Date             Amount          Rate                 Term         Collateral


  2/02/01           $100,000         12%               60 days         Assets of
                                                                        Borrower
  2/12/01           $ 50,000         12%               60 days         Assets of
                                                                        Borrower
  02/15/01          $ 50,000         18%              150 days            N/A



                                 F-25



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT



We consent to the incorporation by reference in this Annual Report on Form 10-K-SB of HouseHold Direct.com, Inc. of our report dated March 15, 2001, included in the Annual Report to Stockholders of HouseHold Direct.com, Inc.


Bloom and Company
s/Bloom and Company
Hempstead, New York
March 31, 2001


                                      F-26

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                                  (Unaudited)
                                                                 September 30
                                                                     2001
                                                                     ----
CURRENT ASSETS


   Cash and cash equivalents                                  $       6,996
   Prepaid expenses and other
     current assets                                                  59,600
   Inventory                                                             --
                                                                -----------
         Total current assets                                        66,596

PROPERTY AND EQUIPMENT, net                                          48,967

     Intangible assets, net
      of accumulated amortization                                    33,229
     Other assets - contracts receivable                                 --
     Deposits                                                        17,831
                                                                -----------
         TOTAL ASSETS                                          $    166,623
                                                                ===========


                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                            $ 2,101,686
   Accrued salaries                                                 37,500
   Current portion of note payable                                 233,548
   Amounts payable to related parties                               43,467
                                                               -----------
         Total current liabilities                               2,416,201

Note Payable, net of current portion                                23,031
Deferred revenue                                                        --
                                                               -----------
         TOTAL LIABILITIES                                       2,439,232
                                                               -----------

SHAREHOLDERS' DEFICIT
   Common stock, 100,000,000 shares
    of $0.001 par value authorized;
     62,226,692, Shares issued and
        outstanding at September 30, 2001                          62,226
   Additional paid-in capital                                   5,937,323
   Common stock subscriptions receivable                       (   34,355)
   Deficit accumulated during the
    development stage                                          (8,237,803)
                                                              -----------
         TOTAL SHAREHOLDERS' DEFICIT                           (2,272,609)
                                                              -----------
         TOTAL LIABILITIES AND
              SHAREHOLDERS' DEFICIT                         $     166,623
                                                              ===========

The accompanying notes are an integral part of these consolidated financial statements.



                                   F-27


                           HOUSEHOLD DIRECT.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                      Cumulative
                                                         During
                                                      Development

                                  Stage                        Nine Months Ended
                                May 18, 1998 to                    September 30,
                              September 30, 2001            2001            2000
                              ------------------          -------        -------

 REVENUES:
   Consulting services               $  308,593        $   80,875     $  168,300
   Service fees                          61,713                --         77,323
   Sales                                256,990            46,444        147,716
                                      ---------           -------       --------
TOTAL REVENUES                          627,296           127,319        393,339
                                      ---------           -------       --------

OPERATING EXPENSES:
  Cost of Goods Sold                    238,741            24,419        133,843
  Salaries and benefits               1,228,460           112,380        546,601
  Research and development              757,454            19,786         53,311
  Depreciation and amortization         126,241            34,036         53,701
  Consulting and professional fees    2,848,222           904,799        692,080
  General and administrative          3,241,214           404,852        845,979
                                      ---------          --------       --------
     TOTAL OPERATING EXPENSES         8,440,332         1,500,272      2,325,515
                                      ---------         ---------      ---------
LOSS FROM OPERATIONS                 (7,813,036)       (1,372,953)   (1,932,176)
                                     ----------        ----------     ----------

OTHER EXPENSE:
  Interest expense                       16,670            14,829            591
  Loss from subsidiary - PCNI           319,737                               --
  Write-off Inventory and Equipment      88,360            88,360             --
                                        -------            ------        -------
     TOTAL OTHER EXPENSE                424,767           103,189            591
                                        -------           -------        -------

NET LOSS BEFORE INCOME TAX
   PROVISION                         (8,237,803)       (1,476,142)   (1,932,767)

INCOME TAX PROVISION                         --                --            --
                                    ------------        ---------    -----------

       NET LOSS                    $  (8,237,803)     $(1,476,142)   (1,932,767)
                                     ===========       ==========    ==========

Basic and diluted net loss per weighted
  average share of common stock
  outstanding                               3.77             (.04)         (.08)
                                          ======             =====         =====

Weighted average number of shares of
  basic and diluted common stock
  outstanding                         31,113,346        40,142,402    23,303,865
                                      ============        ===========


The accompanying notes are an integral part of these consolidated financial statements.


                                     F-28


                           HOUSEHOLD DIRECT.com, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (CONTINUED)
                                   (UNAUDITED)





                                                      Three Months Ended
                                                           September 30,
                                                       2001               2000
                                                     ---------          --------

 REVENUES:
   Consulting services                           $    11,300       $     65,000
   Service fees                                           --             21,730
   Sales                                               7,157             51,356
                                                 -----------        -----------
TOTAL REVENUES                                        18,457            138,086
                                                 -----------        -----------

OPERATING EXPENSES:
   Cost of Goods Sold                                     --             46,223
   Salaries and benefits                               2,886            259,749
   Research and development                               --                 --
   Depreciation and amortization                      10,722             17,648
   Consulting and professional fees                  106,056            144,876
   General and administrative                         62,723            205,423
                                                 -----------        -----------
     TOTAL OPERATING EXPENSES                        182,387            673,919
                                                 -----------        -----------
LOSS FROM OPERATIONS                                (163,930)          (535,833)
                                                 -----------        -----------

OTHER EXPENSE:
   Interest expense                                     (167)              (201)
                                                  -----------        -----------
     TOTAL OTHER EXPENSE                            (164,097)              (201)
                                                 -----------        -----------

NET LOSS BEFORE INCOME TAX
     PROVISION                                      (164,097)          (536,034)

INCOME TAX PROVISION                                      --                 --
                                                   ---------        -----------

NET LOSS                                           $(164,097)      $   (536,034)
                                                   =========        ===========

Basic and diluted net loss per weighted
  average share of common stock
  outstanding                                         (.003)              (.02)
                                                 ===========        ===========

Weighted average number of shares of
  basic and diluted common stock
  outstanding                                    52,333,074          23,303,865
                                               ============         ===========


The accompanying notes are an integral part of these consolidated financial statements.


                                    F-29


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                    For the          For the          Cumulative
                                  Period from      Period from          During
                                   January 1,        January 1,      Development
                                     2001 to          2000 to      Stage May 18,
                                  September 30,   September 30,       1998 to
                                     2001            2000      September 30,2001
                                  ------------     ------------ ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                           $(1,476,142)  $ (1,932,764)     $(8,237,803)
  Adjustments to reconcile net
    loss to net cash
  used in operating activities:
   Depreciation                          25,274         46,740          107,234
   Amortization                           8,760          7,231           32,242
   Shares issued for services,
    consulting and purchases
     of Company's                       737,012        154,750        1,522,944
   Write-off Inventory and Equipment     88,361             --               --
   Interest paid with stock                  --             --           30,727
   (Increases) decreases in
     operating assets:
   Accounts receivable                       --        (99,995)              --
   Notes receivable                       3,500             --               --
   Prepaid expenses and other
    current assets                      (70,996)      ( 59,600)
   Inventory                             15,443       (120,500)              --
   Increases (decreases) in
    operating liabilities:
   Accounts payable and accrued
    salaries                            649,913        530,449        2,139,186
   Amounts payable to related parties  (222,237)            --               --
   Deferred revenue                     (54,000)        92,688           23,031
   Deferred compensation                     --         15,000               --
                                       --------       --------         ---------
    Net cash used in operating
     activities                        (224,116)    (1,377,667)      (4,442,039)
                                        -------      ---------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Intangible assets                       --             --        (  34,971)
  Investment in Software                                 --          (26,785)
  Cash acquired from acquisition
    of Thunderstick                                       --                --
  Additions to property and equipment     --       (121,005)       ( 156,201)
  Deposits                            10,266)            --        (  17,831)
  Investment cross check                                 --             --
                                      ----------      ---------        ---------
    Net cash used in investing
          activities                  (10,266)      (147,790)       ( 209,003)
                                   ----------      ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock issued for cash                 15,902      1,225,318        4,381,023
  Advances on notes payable            225,476             --               --
  Payments on notes payable                 --         (4,669)              --
  Loans payable to shareholders                       273,992          277,015
  Increase in notes payable                            31,103
                                    ----------      ---------        ---------
   Net cash provided by
    financing activities               241,378      1,525,744        4,658,038
                                    ----------      ---------        ---------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                       6,996            287           6,996

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                      --         31,013               --
                                    ----------      ---------        ---------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                    $      6,996    $   31,300        $   6,996
                                    ==========     =========        =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
  Cash paid during the period
   for interest                          3,270            591                --
                                    ==========      =========         =========
  Cash paid during the period
   for income taxes                         --             --                --
                                    ==========      =========         =========

The accompanying notes are an integral part of these consolidated financial statements.



SUPPLEMENTAL INFORMATION SEPTEMBER 30, 2001:

1. During the period January 1, 2001 to September 30, 2001 the company issued 7,475,909 shares for financial advisory services office expense and accounts payable valued at $301,456. The Company also issued shares to four officers in relief of accrued wages in the amount of $500,324.



The accompanying notes are an integral part of these consolidated financial statements.


SUPPLEMENTAL INFORMATION

The Company had the following non-cash transactions since inception:

1998

1. The Company issued 10,000,000 shares for the acquisition of PCNI for $10,000.

2. The Company issued 914,000 shares valued at $100,540 for services.

3. The Company issued 175,905 shares in lieu of $20,500 interest payable on a note payable.

4. The Company received subscriptions for 200,000 shares for $50,000.




                                      F-30




                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


1999

1.       The Company issued 1,488,800 shares for services valued at $369,372.
2.       The Company received subscriptions for 50,000 shares valued at $23,000.
3. The Company borrowed 624,000 shares of common stock from stockholders in order to consummate the Thunderstick and Megappliance acquisition and reclassified $9,999 payables to related parties as paid-in capital.
4.       The Company issued 2,445,000 options for services valued at $125,131.


2000

1. The Company issued 100,000 shares to acquire a public company shell (CrossCheck) valued at $34,642.

2. The Company issued 124,000 shares to pay related parties loans in the amount of $39,720.

3. The Company issued 2,924,286 shares to pay accrued salaries and bonuses valued at $166,504. Of these shares, 1,785,714, which were valued at $101,328, were issued to two shareholder-officers of the Company.

4. The Company issued 2,922,435 shares valued at $660,892 for investor relations and professional services.

5. The Company issued 2,857,142 shares valued at $162,125 to repay loans made to the Company by officer-shareholders.

6. The Company issued 356,095 shares valued at $151,285 to consultants for research and development of the Company's Web site.

7. The Company issued 624,000 shares to pay back shares related parties lent to the Company so the Company could purchase Thunderstick, 500,000 shares, and Megappliance, 124,000 shares. Furthermore, the Company issued 500,000 shares in connection with the acquisition of Thunderstick

8. The Company issued 1,000,000 shares in exchange for $50,000 in cash and consulting services valued at $474,266.



                                  F-31


                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT




                                                  Additional
                             Common Stock           Paid-in    Subscriptions
                         Shares     Par Value       Capital      Receivable
                         -------    ---------      --------    -----------
1998

Reinstatement and
 Recapitalization,
May 18, 1998             1,000,000    1,000      $      --       $     --
Stock issued for
cash                     1,627,095    1,627        174,334             --
Stock issued for
  Services                 914,000      914         99,626             --
Stock issued for
  Purchase of PCNI      10,000,000   10,000             --        (10,000)
Sale of PCNI                 --       --             --             1
Stock issued in lieu
  of interest              175,905      176         20,324             --
Stock issued for
  Subscriptions
  receivable               200,000      200         49,800        (50,000)
Net loss                      --        --            --             --
                         ----------   ------        -------         ------
Balance, December
   31, 1998             13,917,000   13,917        344,084        (59,999)


1999
----
Stock issued for cash    4,784,504    4,785        897,394             --
Stock issued for
  services               1,488,800    1,489        367,883             --
Stock issued for
  subscriptions
  receivable                50,000       50         22,950        (23,000)
Cash received on
  stock subscriptions
  receivable                    --       --             --         38,645
Reclassify related
  party payable                 --       --             --          9,999
Options granted for
  services                      --       --             --             --
Deferred
Compensation                    --       --             --             --
Net loss                        --       --             --             --
                        ----------    -----      ---------        -------
Balance December
   31, 1999             20,240,304  $20,241     $1,632,311       $(34,355)
(continued)


                                    F-32


                  HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                  (continued)


                                                      Deficit
                                                       During       Total
                         Options        Deferred    Development  Shareholders
                       Outstanding    Compensation     Stage        Deficit
                       -----------    ------------  -----------   ----------
1998

Reinstatement and
  Recapitalization,
May 18, 1998            $      --                   $      --      $   1,000
Stock issued for
  cash                         --                          --        175,961
Stock issued for
  services                     --                          --        100,540
Stock issued for
  purchase of PCNI             --                          --             --
Stock issued in lieu
  of interest                  --                          --         20,500
Stock issued for
 subscriptions receivable      --                          --             --
Net loss                       --                    (638,684)      (638,684)
                          -------                 -------         ------
Balance December
 31, 1998                      --                    (638,684)      (340,682)

Stock issued for cash          --                          --        902,179
Stock issued for services      --                          --        369,372
Stock issued for
 subscriptions receivable      --                          --             --
Cash received on
 stock subscriptions
 receivable                    --                          --         38,645
Reclassify related
 party payable                 --                          --          9,999
Options granted for
 services                 125,131                          --        125,131
Compensation                   --         15,000           --         15,000
Net loss                       --             --   (2,225,266)    (2,225,266)
                          -------       --------    ---------      ---------
Balance December 31,
 1999                    $125,131        $15,000  $(2,863,950)    (1,105,622)



                                       F-33


                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                   (CONTINUED)



                                                     Additional       Stock
                               Common Stock           Paid-in     Subscriptions
                            Shares     Par Value      Capital      Receivable
                            ------     ---------       -------      ----------
2000

Stock issued for cash,
 rights offering           408,359        408        122,099            --
Stock issued for cash    2,212,655      2,213      1,136,974            --
Stock issued for cash
 and services            1,000,000      1,000        523,266            --
Stock issues for
 Services:
 salaries                2,924,286      2,924        163,580            --
 Investor relations,
  Etc.                   2,922,435      2,922        657,970            --
 Repay loans             2,857,142      2,857        159,268            --
 Research and
  Development              356,095        356        150,929            --
Stock issued to
 return shares
 used to acquire
 Thunderstick and
 Megappliance              624,000        624         39,096            --
Stock issued to
 purchase Thunderstick     500,000        500          4,500            --
Stock issued to
  purchase corporate
shell (CrossCheck)         100,000        100         34,542            --
Deferred Compensation
Net Loss                        --         --             --            --
                        ----------       ----         ------        ------
Balance, December
  31, 2000              34,145,276     $34,145     $4,624,535     $(34,355)
                        ==========     =======     ==========     =========

(continued)
The accompanying notes are an integral part of the financial statements.



                                       F-34




                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                   (CONTINUED)

                                                      Deficit
                                                       During       Total
                         Options        Deferred    Development  Shareholders
                       Outstanding    Compensation     Stage        Deficit
                       -----------    ------------  -----------   ----------

2000

Stock issued for cash;
 rights offering             --                              --      122,507
Stock issued for cash        --                              --    1,139,187
Stock issued and Services    --                              --      524,266
Stock issued for
 Services;
  Salaries                   --                              --      166,504
  Investor relations,
    etc.                     --                              --      660,892
  Repay loans                --                              --      162,125
  Research and
   Development               --                              --      151,285
Stock issued to
 return shares
 used to acquire
 Thunderstick and
 Megappliance                --                              --       39,720
Stock issued to
 purchase Thunderstick       --                              --        5,000
Stock issued to purchase
 corporate shell
 (Crosscheck)                --                              --       34,642
Deferred Compensation        --         (15,000)             --      (15,000)
Net loss                     --              --      (3,897,711)  (3,897,711)
                     ----------         --------      ---------    ---------
Balance December
 31, 2000               125,131               --    $(6,761,661)  $(2,012,205)
                     ==========         ========      =========    ==========

The accompanying notes are an integral part of the financial statements.



                                  F-35


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION

On January 2, 1992, RDI Marketing, Inc. ("RDI") (AKA HouseHold Direct.com) was formed as a Florida corporation. Upon formation, RDI issued 1,000 shares of common stock. RDI essentially remained dormant with no direct or indirect business activity until reinstatement on May 18, 1998. On May 18, 1998, RDI adopted a plan of recapitalization whereby the 1,000 shares of common stock were converted into 1,000,000 shares of .001 par value common stock. In addition to the recapitalization on May 18, 1998, RDI filed a disclosure statement under Rule 15C2-11 of the Securities and Exchange Act of 1934 (hereafter the "Exchange Act") with the National Association of Securities Dealers ("NASD"). As a result, commencing on June 11, 1998, RDI's common stock was quoted on the OTC Bulletin Board.

On July 10, 1998, RDI exchanged 10,000,000 shares of common stock for all of the outstanding stock of Preferred Consumer Network International, Inc. ("PCNI").

PCNI, incorporated on June 13, 1997, was engaged in the business of developing and operating a wholesale buying club that, in addition provided buying, marketing and financial services to third party owned wholesale buying clubs. The traditional buying club business model (the "Traditional Model") being utilized by PCNI was predicated on the sale of memberships to the general public, which memberships entitled the holders to purchase goods and services through the wholesale buying club at wholesale prices (exclusive of separately charged taxes, handling and shipping charges and a processing fee of up to 10%). During the fourth quarter of 1998, RDI elected to suspend development and implementation of the Traditional Model in preference to a new business model (the "New Model") predicated on the mass marketing (through telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the Old Model were suspended and PCNI became inactive. Subsequently, RDI sold all of the issued and outstanding capital stock of PCNI to Mr. John Folger (the President, a member of the Board of Directors and a principle shareholder of
RDI) for nominal consideration of $1.00.

RDI, in furtherance of the development of the New Model, entered into several acquisitions during 1999. On May 7, 1999, the Company acquired all of the common stock of Thunderstick LLC in exchange for 1,000,000 shares of the Company's common stock. A shareholder loaned 500,000 shares to the Company and the shares were given as 50% of the consideration to the former shareholders of Thunderstick. The Company recorded a liability of $5,000 as due to the former owner of Thunderstick, pending the issuing of an additional 500,000 shares. In May 2000, the Company issued the additional 500,000 shares to the former shareholders of Thunderstick and charged off the liability. Thunderstick, through its wholly-owned affiliate Thunderstick Software, LLC, is engaged in the business of developing and marketing Internet software which will be utilized to support the Company's Web site and e-commerce operations and in providing similar services, on a consulting basis, to third parties.

In July, 1999, RDI, changed its corporate domicile from Florida to Delaware, and its name to HouseHold Direct.com, Inc. (the "Company"). These changes were effectuated by merging the Company into its wholly-owned Delaware subsidiary, and such merger had no impact on the shareholders or the capital accounts of the Company.


                                   F-36


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION (Continued)

In September, 1999, the Company entered into an acquisition agreement with Megappliance, Inc. ("Mega") pursuant to which the Company agreed to acquire a Web site (including software, technology and related commercial relationships) in exchange for 124,000 shares of the Company's common stock.

On March 9, 2000, the Company executed an Agreement and Plan of Merger with CrossCheck Corp., a Colorado corporation ("Cross") and a Letter Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross (which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve "successor issuer" status under the Exchange Act. In connection with such merger which was consummated on March 20, 2000, the Company paid $150,000 in cash and issued 100,000 shares of common stock of the Company to the former shareholders of Cross. The Company expensed the acquisition in the second quarter of 2000 in the amount of $164,130.

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuation of the Company as a going-concern. However, the Company is in the development stage, and since inception has been engaged primarily in raising capital and developing its Web site, product, and market strategy. The Company has not generated significant revenues from operations, and in the course of funding product and Web site development and other start-up activities, has experienced cumulative net losses of $ 8,237,803 for the period from May 18, 1998 (inception) to September 30, 2001, and has used cash in operations of $4,442,039 for the period from May 18, 1998 (inception) to September 30, 2001. The Company expects that it will continue to incur net operating losses as it expends substantial resources on Web site development and sales and marketing in an attempt to capture market share and develop market recognition. Management is continually trying to raise additional capital through issuance of stock and debt. Management of the Company believes that the additional capital that is expected to be raised in the future will be sufficient to cover its working capital needs until the Company's revenue volume reaches a sufficient level to cover operating expenses. The absence of assurances of additional capital, raises a substantial doubt about the Company's ability to continue as a going-concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                 F-37



                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

Research and Development Costs

Research and development costs are expensed as incurred.

Start-up Costs

The Company has implemented the Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," (SOP 98-5) which requires costs of start up activities to be expensed as incurred.

Revenue Recognition

Revenue for services is recognized when the service is rendered, while product revenue is recognized when the product is shipped to the customer. Revenue consisted of products sold and shipped pursuant to the operating agreements with PCNI and PCS, consulting services performed by Thunderstick, and service income earned related to the contract entered into with Personal Consumer Services, Inc. ("PCS").

Deferred Revenues

Deferred revenues, as presented on the balance sheet, relate to unpaid service agreement fees to be paid by PCS from uncollected accounts receivable of Personal Consumer Services, Inc (PCS). Due to the uncertainty of collection history of PCS, only the fee actually paid by PCS to the Company during the year and the first two months of 2000 were recorded as revenue. Only revenues projected to be collected in the next year are shown as current.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, ranging from three to five years. Maintenance and repair costs are expensed as incurred.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments," requires disclosure about the fair value of all financial assets and


                                     F-38



                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities for which it is practicable to estimate. At September 30, 2001, the carrying value of all of the Company's accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short-term nature. The note payable carrying value approximates fair value based on the borrowing rate currently available for similar loans

Goodwill/Intangibles

Goodwill reflects the excess of purchase price over the fair value of net assets purchased and is amortized on a straight-line basis over 3 years.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined principally on the average cost method. Inventory of merchandise available for resale was $0, at September 30, 2001. During the first half of 2001 the Company closed out the inventory of merchandise it was holding in its two Southern facilities and realized a loss on the sale of $48,613.

Common  Stock Issued for Consideration Other Than Cash

When common stock is issued for consideration other than cash, the fair market value of the stock or the fair market value of the property or services, whichever is more objectively determinable is used to record the transaction. The quoted market values of the shares, restricted as to marketability, are discounted for limited liquidity. The discount factor is computed as the difference between the average price of the shares issued for cash, computed from the beginning of the year until the date of transaction, and the market price of the shares at the date of transaction. The average cash prices, during the current year, are used: to recognize substantial yearly changes in the nature and size of the Company's operations; to reduce the impact of random price movements associated with low volume transactions; and to incorporate recently available market value information.

Website Development Costs

The Company accounts for website development costs in accordance with the AICPA Statement of Position 98-12, "Accounting for the Costs of Computer Software
Developed or Obtained for Internal Use". Computer software costs that are incurred in the preliminary project stage are expensed as incurred. Internal and external costs incurred to develop


                                      F-39


                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

internal-use software during the application development stage are capitalized. Post implementation and operation costs of training and maintenance are expensed as incurred.

Loss per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Net loss per share has been stated for all periods presented in accordance with SFAS No. 128.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes, reflecting the net tax effects of temporary differences between the carrying amount of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income ax purposes, are based on tax laws currently enacted. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Prospective Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. Under Statement No. 142, goodwill will no longer be subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair-value-based test. In addition, Statement No. 142 requires separate recognition for certain acquired intangible assets that will continue to be amortized over their useful lives.


NOTE 3.  RELATED PARTY TRANSACTIONS

Directors,  Officers  and  Shareholders  of the  Company,  John  Folger  and Ann
Jameson,   have  entered  into  various  transactions  with  the  Company  since inception. The balance of the loan due them on September 30, 2001 was $43,467.



                                    F-40



     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels or activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.



    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     DISCLOSURES.


     Prior to the completion of the Company's initial audit, the Company's independent accountants, King Griffin and Adamson, P.C., resigned effective April 17, 2000. The Company engaged Wallace Sanders Company, 8131 LBJ Freeway, Suite 875, Dallas, Texas 75251, to complete the audit upon resolution of its Board of Directors on April 24, 2000. On September 11, 2000, Wallace Sanders & Company resigned as auditor. The Company subsequently retained the services of Bloom & Company. See below for further details.

     As this was the Company's first audit, there has been no prior adverse opinion, disclaimer of opinion, modification or qualification by the Company's former independent accountants. While the Company knows of no specific reason or difference of opinion why its former accountants resigned, to issuer's knowledge there were no disagreements as to the Company's audit report as there had been no draft report given to issuer for review.

     As a result of said resignation, there has not been any change in the scope of the audit nor has the Company's new accountants initiated any investigation or inquiry.

     On September 11, 2000, the Company was notified that Wallace Sanders & Company had merged with McGladrey & Pullen, LLP, and that Wallace Sanders & Company would no longer be the auditor for the Registrant. On September 21, 2000, the Company appointed the accounting firm of Bloom & Company ("Bloom & Company"), as the Company's new outside auditors, subject to shareholder ratification of such appointment on the Company's next annual meeting or, if called prior thereto, special shareholders' meeting. Due to the Company's increased financing and development activities, as well as the Company's expected future operations, the Board had determined that the Company's requirements would be better served by Auditors who are situated in close proximity to the Company's management office and, based on a review of several accounting firms, selected Bloom & Company, which has public Company and auditing experience.

     The auditors' report from Wallace Sanders & Company for the Registrant's fiscal years ending December 31,1999 and 1998 however the opinions contained an explanatory paragraph expressing uncertainty regarding the continuation of the Company as a going concern.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Wallace Sanders & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Prior to engaging Bloom & Company, the Company consulted with Bloom and Company as to its qualifications, experiences and ability to audit the Company's financial statements. The Company and Bloom & Company did not have substantive discussions regarding the application of accounting principals to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements and there are no reports nor written or oral advice provided by the new accountants' used in deciding to retain Bloom & Company. Further, as noted, there was no matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K, promulgated by the Securities and Exchange Commission.



PART II. INFORMATION NOT REQUIRED IN PROSPECTUS



                  INDEMNIFICATION OF DIRECTORS AND OFFICES



     As a Delaware corporation any indemnification our officer and directors may have is provide under the provisions of Delaware law, specifically subsection 145 of the Delaware General Corporate Law.

     Subsection 145. Indemnification of officers, directors, employees and agents; insurance, of the Delaware General Corporate Law states as follows:



                                       26



(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or


                                     27


otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the incorporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.




                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, which will be paid solely by HouseHold Direct, Inc. (the "Registrant"). All amounts shown are estimates, except the Commission registration fee:

      Commission registration fee                      $   2,600
      Printing and mailing expenses                            0
      Legal fees and expenses                             55,000
      Accounting fees and expense                         15,000
                                                        ........

             Total                                     $  90,600


                 RECENT SALES OF UNREGISTERED SECURITIES



During the past three years, the Registrant has sold securities which were not registered under the Securities Act of 1933, as amended, which are as follows:

10,000,000 Shares issued at par, pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, to five founders on July 10, 1998 for the acquisition of PCNI.



                                   28



                        Shares Issued to Founders
                     The Year Ended December 31,1998

                                              Number of
   Date            Name                         Shares            Consideration

   7/15/98       John Folger                   8,008,650             $ 8,008
   7/15/98       Ann Jameson                     999,000                 999
   7/15/98       Martin Gersten (1)              699,300                 699
   7/15/98       Trudy Patron                    146,525                 147
   7/15/98       Ed Nahom                        146,525                 147
                                              ----------             -------

                         Total                10,000,000            $ 10,000
                                              ==========             =======
                           $10,000

(1)  Corporate Counsel

     We have issued 1,014,540;  1,858,172; and 8,198,383 shares in 1998,1999 and
2000 respectively pursuant to Section 4(2) of the Securities Act of 1933 for investor relations, consulting, technical, professional and other services. Inclusive of the shares issued to the founders described above we issued 12,902,460; 4,465,132; and 5,706,589 shares in 1998, 1999, and 2000 respectively pursuant to Section 4(2) and 4(6) of the Securities Act of 1933 for cash or cash equivalents. Except for the sales described below the aforementioned sales were without compensation and did not involve any general solicitation as they were sold strictly by officers and beneficial owners of the Company.

     We have issued 7,600,000 shares in 2001 pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933 for cash, cash equivalents and as up front compensation to Dutchess for the equity line investment agreement.

Private Placement

     Pursuant to four offering memos dated December 1, 1999, December 23, 1999, January 13, 2000 and March 10, 2000, the Company issued 215,278, 201,670, 308,000 and 500,000 shares for net consideration of $87,350, $191,586, $292,600 and $435,000, respectively. Commissions paid on the sales were $4,650, $10,084, $15,400 and $65,000, respectively. The securities were offered pursuant to the exemption provided by Regulation D, Rule 504, under the Securities Act of 1933, as amended. The principal underwriter of the above transaction was Orienstar Financial Ltd., 11249 West 103rd Drive, Westminster, CO 80021.

Rights Offering

     On August 3, 2000, the Company offered each stockholder of record, as of the close of business on July 25, 2000 (the "Record Date"), the right to purchase additional shares of common stock, .001 par value, at $.30 per share. Each Stockholder of record on the record date received one right to purchase one share for each five shares of common stock owned. Each shareholder had the right to purchase shares until September 30, 2000 (the "Expiration Date"). On October 6, 2000, the Company issued 408,359 shares for an aggregate selling price of $122,508 to 40 shareholders. The offering was made pursuant to an exemption from registration under the Securities Act of 1933, as amended.

     The Company has relied on Section 4(2) of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington, D.C. 20549.


All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been granted access to the complete books, financial records, contracts, and other business documents of HouseHold Direct.com, Inc. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for HouseHold Direct, Inc.


                                  29



In addition, each was granted physical access to HouseHold Direct.com, Inc.'s facilities for inspection. Transactions by the Registrant involving the sales of a portion of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The Registrant has made its own independent determination, based on its own investigation, that each person is
(i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and
(iii) aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.



                                    EXHIBITS



Exhibit Number    Description

3.1**             Amended Charter
3.2*              Amended and Restated Charter
3.3*              Bylaws
3.4               Certificate of Amendment
5.1*              Opinion of Counsel
10.1*             Debenture Subscription Agreement
10.2*             Equity Line Investment Agreement
10.3*             Office Lease
10.4              Subscription Agreement
10.5 ***          Eqtima Acquisition Agreement

*     Previously filed in earlier versions of this Form SB2
** Filed earlier with the Commission as an exhibit to form 8K filed 6/28/2000. *** Filed earlier with the Commission as an exhibit to Form 8K filed 01/11/2002




                             UNDERTAKING




The Registrant hereby undertakes the following:

(1) To file during periods of offers or sales a post-effective amendment to this registration statement, to: (a) include the prospectus required by Section 10(a)(3) of the `33 Act; (b) reflect in the prospectus any facts/events arising after the effective date (or most recent post effective amendment) which individually or in the aggregate represents a fundamental change in information contained in this registration statement; and (c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement.

(2) To remove from registration, through filing of a post-effective amendment, and registered securities which remain unsold at the termination of this offering.

EQUITY LINE OF CREDIT AGREEMENT

     On July 12, 2001 we signed a private equity investment agreement with Dutchess Private Equities Fund, L.P. Pursuant to this investment agreement and subject to the satisfaction of certain conditions, HouseHold Direct may sell and issue to Dutchess, from time to time, up to an aggregate of $10,000,000 of our common stock. Beginning on the date that a registration statement covering the resale of the shares issuable pursuant to the equity line is declared effective by the Commission, and continuing for thirty six (36) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Dutchess at a price equal to 91% of the average lowest three (3) closing bid prices reported for our common stock for the ten (10) trade days following the receipt of our notice to access our equity line.

     The maximum advance amount on any advance notice date is equal (i) one hundred percent (100%) of the average daily volume (computed using the 30 trading days prior to the advance notice) multiplied by (ii) the market price. At no time will an advance be made or advance notice be given so as to cause Dutchess to hold in excess of 4.9% of our then issued and outstanding common shares. Our ability to put shares of common stock to Dutchess is subject to certain conditions and limitations, including but not limited to, the following:


                                      30




     - the requirement that this registration statement not be suspended or our common stock not be delisted from the Bulletin Board or any exchange;

     - our representations and warranties to Dutchess contained in the equity investment agreement must be accurate as of the date of each put;

     - we must have performed, satisfied and complied in all respects with all covenants, agreements and conditions required to be performed, satisfied or complied with at or prior to the date of each put;

     - we must have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the put shares, or shall have the availability of exemptions therefrom. The sale and issuance of the put shares must be legally permitted by all laws and regulations to which we are subject;

     - at least fifteen (15) trading days must have elapsed since the last date we put shares to Dutchess.

     We cannot assure you that we will satisfy all of the conditions required under the investment agreement or that Dutchess, will have the ability to purchase all or any of the shares of common stock put to it thereunder.

     Under the investment agreement, we agreed to register the common stock for resale by Dutchess which will permit Dutchess to resell the common stock from time to time in the open market or in privately-negotiated transactions. We will prepare the registration statement and file amendments and supplements thereto as may be necessary in order to keep it effective as long as the equity line of credit agreement remains in effect or Dutchess owns any of our common stock. We have agreed to bear certain expenses, other than broker discounts and commissions, if any, in connection with the preparation and filing of the registration statement and any amendments to it.

 SUBSCRIPTION AGREEMENT

     Effective January 14, 2002 we entered into a subscription agreement with Sprout Investments, LLC which allows us to sell them 8,400,000 shares of our common stock subject to the terms and conditions of the agreement. The agreement allows us to notify Sprout that we wish to sell or "put" a number of our shares and Sprout must purchase the shares we tender to them as long as:

     - The amount of shares we put to Sprout at any given time does not exceed the number of shares equal to 15% of the daily average share trading volume for the 20 trading day period prior to the date of our put notice to Sprout;

     - Sprout will pay us a per share purchase price equal to 90% of the lowest three day average closing bid price reported for our common stock for the 5 day trading period ending the day prior to the date of our put notice to Sprout;

     - We have complied with all the covenants and not breached any of the warranties we have given to Sprout as stated in the terms of the agreement;

     - The shares we sell to Sprout are registered by us for resale so that Sprout can resell them from time to time on the open market or in private sales transactions that might be negotiated by them. We have agreed to pay the costs of the registration and including the expenses of amending the registration documents from time to time until such time as we have sold all 8,400,000 shares to Sprout or no longer sell shares to Sprout under the terms of the agreement.

     There can be no assurance that we will be able to meet the requirements necessary to sell shares to Sprout or that something adverse may cause Sprout to breach the agreement with us.


SIGNATURES

                                    31


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amended Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandy Hook, State of Connecticut, on February 05, 2002.


HOUSEHOLD DIRECT, INC.


/s/ JOHN D. FOLGER
John D. Folger
President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ JOHN D. FOLGER               /s/ ANN D. JAMESON
------------------               ------------------
John D. Folger                   Ann D. Jameson
President, CEO, Director         Vice President, Secretary/Treasurer, Director


                                     32

                               Index to Exhibits


Exhibit Number    Description                             Sequential Page Number

3.1**             Amended Charter
3.2*              Amended and Restated Charter
3.3*              Bylaws
3.4               Certificate of Amendment
5.1*              Opinion of Counsel
10.1*             Debenture Subscription Agreement
10.2*             Equity Line Investment Agreement
10.3*             Office Lease
10.4              Subscription Agreement
10.5 ***          Eqtima Acquisition Agreement

*  Previously filed in earlier versions of this Form SB2
** Filed earlier with the Commission as an exhibit to form 8K filed 6/28/2000. *** Filed earlier with the Commission as an exhibit to Form 8K filed 01/11/2002



                                      33